UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Kansas City Southern

(Name of Registrant as Specified In Its Charter)

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SEC 1913 (04-05)
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427 West 12th Street
Kansas City, Missouri 64105

KANSAS CITY SOUTHERN

NOTICE AND PROXY STATEMENT
for
Annual Meeting of Stockholders
to be held
May 6, 2010

YOUR VOTE IS IMPORTANT!

Please mark, date and sign the enclosed proxy card and promptly return it in the enclosed envelope, or vote by telephone or through the Internet as described on the proxy card.

We commenced mailing this Notice and Proxy Statement,
the enclosed proxy card and the accompanying 2009 Annual Report on or about March 30, 2010.

KANSAS CITY SOUTHERN
427 West 12th Street
Kansas City, Missouri 64105

March 30, 2010

To Our Stockholders:

You are cordially invited to attend the Annual Meeting of Stockholders of Kansas City Southern, at Liberty Memorial, J.C. Nichols Auditorium, 100 West 26th Street, Kansas City, Missouri, at 10:00 a.m. Central Time, on Thursday, May 6, 2010. The purposes of this meeting are described in the accompanying Notice of Annual Meeting and Proxy Statement.

We urge you to read these proxy materials and our Annual Report and to participate in the Annual Meeting either in person or by proxy. Whether or not you plan to attend the meeting in person, please sign and return promptly the accompanying proxy card, in the envelope provided, to ensure that your shares will be represented. Alternatively, you may cast your votes by telephone or through the Internet as described on the accompanying proxy card.

Sincerely,

Michael R. Haverty
Chairman of the Board
and Chief Executive Officer

KANSAS CITY SOUTHERN
427 West 12th Street
Kansas City, Missouri 64105

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of Kansas City Southern will be held at Liberty Memorial, J.C. Nichols Auditorium, 100 West 26th Street, Kansas City, Missouri, at 10:00 a.m. Central Time, on Thursday, May 6, 2010.

Stockholders will consider and vote on the following matters:

1. Election of four directors;

2. Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2010;

3. Such other matters as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 8, 2010, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Michael R. Haverty
Chairman of the Board
and Chief Executive Officer

The date of this Notice is March 30, 2010.

Please date, sign and promptly return the enclosed proxy card, regardless of the number of shares you may own and whether or not you plan to attend the meeting in person. Alternatively, you may cast your votes by telephone or through the Internet as described on the proxy card. You may revoke your proxy and vote your shares in person in accordance with the procedures described in this Notice and Proxy Statement. Please also indicate on your proxy card whether you plan to attend the Annual Meeting.

KANSAS CITY SOUTHERN
427 West 12th Street
Kansas City, Missouri 64105

PROXY STATEMENT

INFORMATION ABOUT THE ANNUAL MEETING

Why were you sent this Proxy Statement?

On or about March 30, 2010, we began mailing this Proxy Statement to our stockholders of record on March 8, 2010 (the “Record Date”) in connection with our Board of Directors’ solicitation of proxies for use at the 2010 Annual Meeting of Stockholders and any adjournment thereof (the “Annual Meeting”). We will hold the Annual Meeting at Liberty Memorial, J.C. Nichols Auditorium, 100 West 26th Street, Kansas City, Missouri on Thursday, May 6, 2010 at 10:00 a.m. Central Time. The Notice of Annual Meeting of Stockholders, our 2009 Annual Report to Stockholders (the “Annual Report”), and a proxy card and voting instructions accompany this Proxy Statement. Unless otherwise indicated or the context requires, references in this Proxy Statement to “KCS” or the “Company” include Kansas City Southern and its consolidated subsidiaries.

We will pay for the Annual Meeting, including the cost of mailing the proxy materials and any supplemental materials. Directors, officers and employees of KCS may, either in person, by telephone or otherwise, solicit proxy cards. They have not been specifically engaged for that purpose, however, nor will they be compensated for their efforts. We have engaged Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in the solicitation of proxies and provide related informational support, for a service fee and the reimbursement of customary disbursements that are not expected to exceed $15,000 in the aggregate. We will pay these fees and expenses. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of our shares for their expenses in forwarding this Proxy Statement, the Annual Report and other soliciting materials to the beneficial owners.

Brokers, dealers, banks, voting trustees, other custodians and their nominees are asked to forward this Notice and Proxy Statement, the proxy card and the Annual Report to the beneficial owners of our stock held of record by them. Upon request, we will reimburse them for their reasonable expenses in mailing these materials to beneficial owners of our stock.

Who may attend the Annual Meeting?

Only KCS stockholders or their proxies and guests of KCS may attend the Annual Meeting. Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate in the Annual Meeting may request reasonable assistance or accommodation from us by contacting the office of the Corporate Secretary at our principal executive offices, (888) 800-3690. If written requests are made to the Corporate Secretary of KCS, they should be mailed to P.O. Box 219335, Kansas City, Missouri 64121-9335 (or by express delivery to 427 West 12th Street, Kansas City, Missouri 64105). To provide us sufficient time to arrange for reasonable assistance, please submit all requests by April 27, 2010.

What matters will be considered at the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote upon: (1) the election of four directors; (2) the ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2010; and (3) such other matters as may properly come before the Annual Meeting or any adjournment thereof. Stockholders do not have dissenters’ rights of appraisal in connection with these proposals. Two proposals have been made by the Board of Directors and the Board of Directors unanimously recommends you vote “for” the nominees presented and “for” the proposal regarding the ratification of our independent registered public accounting firm for 2010. None of the proposals is related to or contingent upon any other. The Board of Directors knows of no other matters that will be presented or voted on at the Annual Meeting.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Meeting to be held on May 6, 2010.

The Proxy Statement and Annual Report are available at www.edocumentview.com/ksu.

For the date, time, location, information about attending the Annual Meeting, an identification of the matters to be voted upon at the Annual Meeting, and the recommendations of the Board of Directors regarding those matters, please see “Information About the Annual Meeting.” For information on how to vote in person or by proxy at the Annual Meeting, please see “Voting.”

VOTING

Who may vote at the Annual Meeting?

Only the holders of our common stock, par value $0.01 per share (the “Common Stock”), and our 4% Noncumulative Preferred Stock, par value $25.00 per share (the “4% Preferred Stock”), of record at the close of business on the Record Date are entitled to notice of and to vote at the Annual Meeting. On the Record Date, we had outstanding 242,170 shares of 4% Preferred Stock (excluding 407,566 shares held in treasury) and 96,731,384 shares of Common Stock (excluding 13,851,684 shares held in treasury) for a total of 96,973,554 shares eligible to vote at the Annual Meeting.

How many votes does each Voting Share have?

The Common Stock and the 4% Preferred Stock (collectively, the “Voting Stock”) constitute our only voting securities and will vote together as a single class on all matters to be considered at the Annual Meeting. Each holder of Voting Stock is entitled to cast one vote for each share of Voting Stock held on the Record Date on each matter other than the election of directors. You may vote cumulatively for the election of directors. For this purpose, each stockholder has votes equal to the number of shares of Voting Stock held on the Record Date multiplied by the number of directors to be elected. You may cast all of your votes for a single nominee or distribute your votes among the nominees in any manner you elect. This Proxy Statement solicits discretionary authority to vote cumulatively for the election of directors. The accompanying form of proxy also grants that authority.

How can you vote by proxy?

You can vote by proxy in three ways, each of which is valid under Delaware law:

•	By Internet: Access our Internet voting site at www.envisionreports.com/ksu and follow the instructions on the screen, prior to 5:00 a.m., Central Time, on May 6, 2010 (May 4, 2010 for participants in certain employee benefit plans discussed below).

•	By Telephone: Using a touch-tone telephone, call toll-free at 1-800-652-VOTE (8683) and follow the voice instructions, prior to 5:00 a.m., Central Time, on May 6, 2010 (May 4, 2010 for participants in certain employee benefit plans discussed below).

•	By Mail: Mark, sign, date and return the enclosed proxy or instruction card so it is received before the Annual Meeting.

How do we decide whether our stockholders have approved the proposals?

Stockholders owning at least a majority of the shares of Voting Stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the transaction of business at the Annual Meeting. The shares of a stockholder who is present and entitled to vote at the Annual Meeting, either in person or by proxy, are counted for purposes of determining whether there is a quorum, regardless of whether the stockholder votes the shares. Abstentions and broker non-votes (defined below) are counted as present and entitled to vote for purposes of determining a quorum.

The directors are elected by the affirmative vote of a plurality of shares of Voting Stock present at the Annual Meeting and entitled to vote, provided a quorum exists. A plurality means receiving the largest number of votes. Where, as here, there are four director vacancies, the four nominees with the highest number of affirmative votes are elected. On any proposal other than the election of directors, the percentage of shares required to pass a proposal depends on the proposal. In most proposals, including ratification of the Audit Committee’s selection of KPMG

LLP as our independent registered public accounting firm for 2010, the affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting in person or by proxy and entitled to vote on the subject matter, provided a quorum is present, is required for the adoption of the proposal.

Voting ceases when the chairman of the Annual Meeting closes the polls. The votes are counted and certified by three inspectors appointed by the Board of Directors in advance of the Annual Meeting. In determining whether a majority of shares have been affirmatively voted for a particular proposal, the affirmative votes for the proposal are measured against the votes for and against the proposal plus the abstentions from voting on the proposal. You may abstain from voting on any proposal other than the election of directors. Abstentions from voting are not considered as votes affirmatively cast. Abstaining will, therefore, have the effect of a vote against a proposal. With regard to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the vote and will have no effect.

What if you hold shares in a brokerage account?

The Voting Stock is traded on the New York Stock Exchange, Inc. (the “NYSE”). Under the rules of the NYSE, member stockbrokers who hold shares of Voting Stock in their name for customers are required to obtain directions from their customers on how to vote the shares. NYSE rules permit brokers to vote shares on certain proposals when they have not received any directions. The Staff of the NYSE, prior to the Annual Meeting, informs brokers of those proposals on which they are entitled to vote the undirected shares.

A “broker non-vote” occurs when a broker holding shares of Voting Stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting authority for that proposal and has not received instructions from the beneficial owner (customer directed abstentions are not broker non-votes). Broker non-votes generally do not affect the determination of whether a quorum is present at the Annual Meeting because, in most cases, some of the shares held in the broker’s name have been voted, and, therefore, all of those shares are considered present at the Annual Meeting. Under applicable law, a broker non-vote will not be considered present and entitled to vote on non-discretionary items and will have no effect on the vote.

Can my broker vote my shares for me on the election of directors?

No. Please note that this year the rules that govern how brokers vote your shares have changed. Brokers may no longer use discretionary authority to vote shares on the election of directors if they have not received instructions from their clients. Please vote your proxy so your vote can be counted.

How are your shares voted if you submit a proxy?

If you return a properly executed proxy card or properly vote via the Internet or telephone, you are appointing the Proxy Committee to vote your shares of Voting Stock covered by the proxy. The Proxy Committee consists of the three directors of KCS whose names are listed on the proxy card. If you wish to name someone other than the Proxy Committee as your proxy, you may do so by crossing out the names of the designated proxies and inserting the name of another person. In that case, it will be necessary for you to sign the proxy card and deliver it to the person so named and for that person to be present and vote at the Annual Meeting. Proxy cards so marked should not be mailed directly to us.

The Proxy Committee will vote the shares of Voting Stock covered by a proxy in accordance with the instructions given by the stockholder(s) executing the proxy or authorizing the proxy and voting via the Internet or telephone. If a properly executed, or authorized, and unrevoked proxy does not specify how the shares represented thereby are to be voted, the Proxy Committee intends to vote the shares FOR the election of the persons nominated by the Board for Directors, FOR ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2010 and in accordance with their discretion upon such other matters as may properly come before the Annual Meeting. The Proxy Committee reserves the right to vote such proxies cumulatively for the election of less than all of the nominees for director, but does not intend to do so unless other persons are nominated and such a vote appears necessary to ensure the election of the persons nominated by the Board.

Can you revoke your proxy or voting instruction card?

At any time before the polls for the Annual Meeting are closed, if you hold Voting Stock in your name, you may revoke a properly executed or authorized proxy by (a) an Internet or telephone vote subsequent to the date shown on the previously executed and delivered proxy or the date of a prior electronic or telephonic vote, or (b) with a later-dated, properly executed and delivered proxy, or (c) a written revocation delivered to our Corporate Secretary. If you hold Voting Stock in a brokerage account, you must contact the broker and comply with the broker’s procedures if you want to revoke or change the instructions previously given to the broker. Participants in certain employee benefit plans, as discussed below, must contact the plan trustee and comply with its procedures if they wish to revoke or change their voting instructions. Attendance at the Annual Meeting will not have the effect of revoking your properly executed or authorized proxy unless you deliver a written revocation to our Corporate Secretary before your proxy is voted.

How do participants in our Employee Stock Ownership Plan, 401(k) and Profit Sharing Plan, and Union 401(k) Plan vote?

If you participate in our employee stock ownership plan (“ESOP”), 401(k) and Profit Sharing Plan (“401(k) Plan”), or union 401(k) plan (“Union Plan”), you have received a separate voting instruction card (accompanying this Proxy Statement) to instruct the trustee of the ESOP, 401(k) Plan or Union Plan how to vote the shares of Common Stock held on your behalf. The trustee is required under the trust agreements to vote the shares in accordance with the instructions given on the voting instruction card.1 If a voting instruction card is not returned by a participant, the trustee must vote those shares, as well as any unallocated shares, in the same proportions as the shares for which voting instructions were received from plan participants. Voting instructions by Internet or telephone must be given by 5:00 a.m., Central Time, on May 4, 2010. Unless you give voting instructions by Internet or telephone, the voting instruction card should be returned in the envelope provided to Proxy Services, c/o Computershare Investor Services, P.O. Box 43102, Providence, Rhode Island 02940-5068. The voting instruction card should not be returned to us. ESOP participants, 401(k) Plan participants, and Union Plan participants who wish to revoke their voting instructions must contact the trustee and follow its procedures.

Are the votes of participants in the ESOP, 401(k) Plan, and Union Plan confidential?

Under the terms of the ESOP, 401(k) Plan, and Union Plan, the trustee is required to establish procedures to ensure that the instructions received from participants are held in confidence and not divulged, released or otherwise utilized in a manner that might influence the participants’ free exercise of their voting rights.

1 Voting instructions may also be given by Internet or telephone by participants in the ESOP, the 401(k) Plan, and the Union Plan. The accompanying voting instruction card relating to such plans contains the Internet address and toll-free number.

BENEFICIAL OWNERSHIP

The following table contains information concerning the beneficial ownership of our Common Stock as of the Record Date by:

•	Beneficial owners of more than five percent of our Common Stock that have publicly disclosed their ownership in filings with the SEC;

•	The members of our Board of Directors;

•	Nominees for our Board of Directors;

•	Our Chief Executive Officer, our Chief Financial Officer and the other executive officers for whom information is provided in the Management Compensation Tables in this Proxy Statement (we call these persons the “Named Executive Officers”); and

•	All current executive officers, directors and nominees for director as a group.

We are not aware of any beneficial owner of more than five percent of the 4% Preferred Stock. None of our directors or executive officers owns any shares of 4% Preferred Stock or 5.125% Cumulative Convertible Perpetual Preferred Stock, Series D (“Series D Preferred Stock”). No officer or director of KCS owns any equity securities of any subsidiary of KCS. Holders of our Series D Preferred Stock do not have voting rights except under certain limited circumstances or as otherwise from time to time required by law, and do not currently have the right to vote at the Annual Meeting. Beneficial ownership is generally defined as either the sole or shared power to vote or dispose of the shares. Except as otherwise noted, the beneficial owners have sole power to vote and dispose of their shares. We are not aware of any arrangement which would at a subsequent date result in a change in control of KCS.

Name and Address	Common Stock(1)		Percent of Class(1)

Janus Capital Management LLC	5,710,725	(2)	5.90%
BlackRock, Inc.	5,651,719	(3)	5.84%
Lu M. Córdova	29	(4)	*
Nominee for Director
Henry R. Davis	102,535	(5)	*
Director
Robert J. Druten	54,604	(6)	*
Director
Terrence P. Dunn	29,692	(7)	*
Director
Antonio O. Garza, Jr.	964	(8)	*
Nominee for Director
Michael R. Haverty	1,241,396	(9)	1.28%
Chairman of the Board and Chief Executive Officer
James R. Jones	121,072	(10)	*
Director
Thomas A. McDonnell	653,499	(11)	*
Director
Patrick J. Ottensmeyer	89,533	(12)	*
Executive Vice President — Sales and Marketing
Karen L. Pletz	23,192	(13)	*
Director
Rodney E. Slater	23,192	(14)	*
Director
David L. Starling	65,927	(15)	*
President and Chief Operating Officer; Nominee for Director
Michael W. Upchurch	39,712	(16)	*
Executive Vice President and Chief Financial Officer
José Guillermo Zozaya Delano	55,654	(17)	*
President and Executive Representative of Kansas City Southern de México, S.A. de C.V. (“KCSM”)
All Directors and Executive Officers as a Group (20 Persons)	2,917,631	(18)	3.00%

*	Less than one percent of the outstanding shares.

(1)	This column includes Common Stock, including restricted shares, beneficially owned by officers, directors, nominees for director and beneficial owners of more than five percent of our Common Stock. In accordance with SEC rules, this column also includes shares that may be acquired upon the exercise of options or other convertible securities that are exercisable or convertible on the Record Date, or will become exercisable or convertible within 60 days of that date, which are considered beneficially owned. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares subject to options or other convertible securities held by that person that are exercisable or convertible on the Record Date, or exercisable or convertible within 60 days of the Record Date, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person. In addition, under applicable law, shares that are held indirectly are considered beneficially owned. Directors, nominees for director and executive officers may also be deemed to own, beneficially, shares included in the amounts shown above which are held in other capacities. The holders may disclaim beneficial ownership of shares included under certain circumstances. Except as noted, the holders have sole voting and dispositive power over the shares. The list of our executive officers is included in our annual report on Form 10-K for the year ended December 31, 2009. See the last page of this Proxy Statement for instructions on how to obtain a copy of the Form 10-K.

(2)	The address of Janus Capital Management LLC (“Janus Capital”) is 151 Detroit Street, Denver, Colorado 80206. Janus Capital has shared voting and dispositive power for 5,710,725 shares of our Common Stock as a result of its 91.8% ownership stake in INTECH Investment Management LLC (“INTECH”) and 77.8% ownership stake in Perkins Investment Management Company, LLC (“Perkins”). Janus Capital, Perkins and INTECH are investment advisers, each furnishing investment advice to various registered investment companies and to individual and institutional clients (collectively the “Managed Portfolios”). The 5,652,702 shares of our Common Stock (5.84% of the class) may be deemed to be beneficially owned by Perkins. The 58,000 shares of our Common Stock (less than 1% of the class) may be deemed to be beneficially owned by INTECH. The 23 shares of our Common Stock (less than 1% of the class) may be deemed to be beneficially owned by Janus Capital. Janus Capital, Perkins and INTECH do not have the right to receive any dividends from, or proceeds from the sale of, our Common Stock held in the Janus Managed Portfolios for which they act as investment advisers or sub-advisers and each disclaims any beneficial ownership associated with such rights. This information is based on Amendment No. 4 to Janus Capital’s Schedule 13G filed on February 16, 2010.

(3)	The address of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. BlackRock, Inc. beneficially owns 5,651,719 shares of our Common Stock (5.84% of the class). This information is based on BlackRock, Inc.’s Schedule 13G filed on January 29, 2010.

(4)	Ms. Córdova’s beneficial ownership includes 29 shares held in a trust.

(5)	Mr. Davis’s beneficial ownership includes 6,000 restricted shares.

(6)	Mr. Druten’s beneficial ownership includes 6,000 restricted shares and 20,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date and 3,000 shares held by a charitable foundation for which Mr. Druten disclaims beneficial ownership. Mr. Druten holds 15,912 shares in a brokerage account with margin privileges.

(7)	Mr. Dunn’s beneficial ownership includes 6,000 restricted shares and 23,692 shares held in a revocable trust for which he is the trustee with sole voting and dispositive power.

(8)	Mr. Garza’s beneficial ownership includes 964 restricted shares.

(9)	Mr. Haverty’s beneficial ownership includes 115,525 restricted shares, 235,160 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 646,484 shares held jointly with his spouse, 66,979 shares held by his spouse, 29,746 shares allocated to his account in the ESOP and 19,258 shares allocated to his account in the 401(k) Plan, and 120,000 shares held by a charitable foundation for which Mr. Haverty disclaims beneficial ownership. In addition, 506,545 shares are pledged as collateral for a bank credit line.

(10)	Ambassador Jones’s beneficial ownership includes 6,000 restricted shares, and 40,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, and 39,500 shares held jointly with his spouse.

(11)	Mr. McDonnell’s beneficial ownership includes 6,000 restricted shares, 40,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 67,499 shares held in a trust for which he is the trustee with sole voting and dispositive power, 500,000 shares held by a subsidiary of DST Systems, Inc. for which Mr. McDonnell disclaims beneficial ownership and 40,000 shares held by a charitable foundation for which Mr. McDonnell disclaims beneficial ownership.

(12)	Mr. Ottensmeyer’s beneficial ownership includes 39,467 restricted shares, 20,000 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, and 234 shares allocated to his account in the 401(k) Plan.

(13)	Ms. Pletz’s beneficial ownership includes 6,000 restricted shares.

(14)	Mr. Slater’s beneficial ownership includes 6,000 restricted shares.

(15)	Mr. Starling’s beneficial ownership includes 37,424 restricted shares.

(16)	Mr. Upchurch’s beneficial ownership includes 28,570 restricted shares.

(17)	Mr. Zozaya’s beneficial ownership includes 26,500 restricted shares.

(18)	The number includes 421,839 restricted shares, 445,927 shares that may be acquired through options that are exercisable as of, or will become exercisable within 60 days of, the Record Date, 766,941 shares held jointly and 830,729 shares otherwise held indirectly. A director, Mr. McDonnell, disclaims beneficial ownership of 540,000 of the total shares listed. Mr. Haverty, our Chairman and CEO, disclaims beneficial ownership of 120,000 of the total shares listed. Mr. Druten disclaims beneficial ownership of 3,000 of the total shares listed.

PROPOSAL 1 — ELECTION OF FOUR DIRECTORS

The Board of Directors of KCS is divided into three classes. The members of each class serve staggered three-year terms of office, which results in one class standing for election at each annual meeting of stockholders. On March 18, 2010, the Board of Directors determined it was in the best interest of KCS to add an additional director to the class of directors which term expires in 2012, creating a vacancy in that class. Thus, the term of the nominee to be elected at the Annual Meeting to fill this vacancy will expire in 2012 or when her successor is elected and qualified. The term of office for the other three directors elected at the Annual Meeting will expire in 2013 or when their successors are elected and qualified.

Four persons have been nominated by the Board of Directors, for election as directors. All nominees have indicated they are willing and able to serve as directors if elected or re-elected, as applicable, and have consented to being named as nominees in this Proxy Statement. If any nominee should become unable or unwilling to serve, the Proxy Committee intends to vote for one or more substitute nominees chosen by them in their sole discretion.

The biography of each nominee below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and experiences, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee (the “Nominating Committee”) or the Board to conclude that the person should serve as a director for the Company as of the time that this proxy statement was filed with the Securities and Exchange Commission.

As explained above in “How do we decide whether our stockholders have approved the proposals?” directors are elected by the affirmative vote of a plurality of the shares of Voting Stock present at the Annual Meeting and entitled to vote on the election of directors, assuming a quorum is present.

Nominee for Director to Serve Until the Annual Meeting of Stockholders in 2012

Lu M. Córdova, age 55, has been Chief Executive Officer of Corlund Industries, L.L.C. (“Corlund”), an investment holding company specializing in operations management, strategic planning, business development and capital finance, since 2005. Ms. Córdova has also served as General Manager of Almacen Storage-US, LLC, which provides self-storage and small business warehousing in resort areas in Mexico, since 2007. She has served on the Board of Directors of the 10th District Federal Reserve Bank based in Kansas City, Missouri since January 2005, for which she currently serves on the audit committee and compensation committee, and she has been the Chairman of the Board since January 2008. Prior to serving as Chairman, Ms. Córdova served as Deputy Chairman from January 2006 until January 2008 and served on the Federal Reserve Bank’s Economic Advisory Council from 2002 until 2004. She served as president of CTEK Venture Centers, a not-for-profit business catalyst, from 2001 until her retirement in 2005. She also served as Chairman of CTEK Angels, also a not-for-profit business catalyst, from 2002 until 2007. Ms. Córdova served as Chief Executive Officer of Acteva, an e-commerce software transaction provider, from 1998 until 2000.

Ms. Córdova has extensive business leadership and entrepreneurial experience. She has developed strong leadership skills for high growth companies through her experience in leading companies in the start-up phases and growth-phases of business development. Her business experience has also given her extensive experience in corporate finance and strategic planning. In addition, Ms. Córdova is a citizen of both the United States and Mexico and has experience in managing and leading Mexican businesses. Ms. Córdova also has experience in the development of government financial and economic policies that she has developed through her formal education and experience with the Board of Directors of the 10th District Federal Reserve Bank.

Nominees for Director to Serve Until the Annual Meeting of Stockholders in 2013

Terrence P. Dunn, age 59, has been a director of KCS since May 2007. Mr. Dunn has served as President and Chief Executive Officer of J.E. Dunn Construction Group (formerly known as Dunn Industries) since 1989. Headquartered in Kansas City, Missouri, J.E. Dunn Construction Group is the holding company for commercial contracting and construction company affiliates across the nation. Mr. Dunn has served on the Board of Directors of UMB Financial Corporation since 2003.

As the President and Chief Executive Officer of a $2.3 billion (revenue) construction company, Mr. Dunn has extensive executive experience in managing a capital intensive business, corporate finance and accounting and strategic planning. Mr. Dunn also has strong skills in executive compensation matters and business expansion. He also has strong board leadership skills developed as lead director of UMB Financial Corporation and as former chairman of the board of the Federal Reserve Bank of Kansas City.

Antonio O. Garza, Jr., age 50, has been a partner of ViaNovo, a leading management and communications consultancy since 2009. He has also worked as counsel to the Mexico City office of White & Case, LLP since 2009. White & Case has served as outside legal counsel to KCSM for over ten years. As counsel to the firm, Mr. Garza does not share in the profits of the firm and is not compensated for fees generated by the firm for performing legal work for KCSM. Mr. Garza served as U.S. Ambassador to Mexico from 2002 until January 2009. Mr. Garza was elected to the Texas Railroad Commission in 1998 and served as its Chairman from 1999 until he left the Commission in 2002 to serve as U.S. Ambassador to Mexico. He served as the Secretary of State of Texas from 1994 until 1998. Mr. Garza has served as a director of Basic Energy Services, a publicly traded corporation, since May 2009, for which he also has served on the Compensation Committee since October 2009, and he has served on the Board of Directors of BBVA Compass Bank since January 2010. Mr. Garza has served on the Advisory Council of KCSM since October 2009. He will resign from this Advisory Council if elected to the Company’s Board of Directors. He also is on the Board of Trustees of Southern Methodist University, for which he serves on the finance/legal committee, and on the Advisory Board of the Bush School of Government and Public Service at Texas A&M University.

Mr. Garza brings strong political, diplomatic and international business skills to the Board that he has developed through his experience as the United States’ Ambassador to Mexico and as an international business consultant and attorney. In addition, he has extensive experience in public policy development, strategic relationships with government officials and government relations experience including prior experience working with the Mexican government, which will serve the Board well in its governance and strategic oversight of KCSM. Mr. Garza also has a solid understanding of KCSM’s operations developed through his service on its Advisory Council.

David L. Starling, age 60, has been President and Chief Operating Officer of KCS since July 1, 2008. Mr. Starling has also served as a Director, President and Chief Executive Officer of The Kansas City Southern Railway Company (“KCSR”) since July 1, 2008. He has also served as Vice Chairman of the Board of Directors of KCSM, a wholly-owned subsidiary of the Company, since September 2009. Mr. Starling has served as Vice Chairman of the Board of Directors of Panama Canal Railway Company (“PCRC”), a joint venture company owned equally by KCS and Mi-Jack Products, Inc., since July 2008. Prior to joining KCS, Mr. Starling served as President and Director General of PCRC from 1999 through June 2008. From 1988 through 1999, Mr. Starling served in various leadership positions for American President Lines including most recently vice president Central Asia headquartered in Hong Kong.

Mr. Starling has extensive executive experience in the North American rail industry and in intermodal and global shipping logistics. He developed significant international logistics experience in his role as Vice President of Central Asia for American President Lines, where he was responsible for its operations in China, Taiwan and Hong Kong. Mr. Starling has significant rail operations leadership experience developed in his job as President and Director General of Panama Canal Railway Company, where he supervised the reconstruction and subsequent operation of the company. He has played an important role in executing the Company’s cross-border rail strategy since joining the Company in July 2008 as its President and Chief Operating Officer. Prior to joining the Company, Mr. Starling developed a strong understanding of its international shipping operations through his position as Executive Representative of the Company from July 2007 until joining the Company as an employee in July 2008. In this role, Mr. Starling represented the Company in seeking to influence shipping of ocean container traffic through the Port of Lázaro Cárdenas, as well as through Panama.

YOUR BOARD RECOMMENDS THAT YOU VOTE
“FOR”
THE ELECTION OF THE BOARD’S NOMINEES

THE BOARD OF DIRECTORS

The Board of Directors met five times in 2009. The Board meets regularly to review significant developments affecting KCS and to act on matters requiring Board approval. The Board reserves certain powers and functions to itself; in addition, it has requested that the Chief Executive Officer refer certain matters to it. During 2009, all directors attended at least 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which they served. Karen L. Pletz and James R. Jones, two directors who currently serve on our Board and whose current terms expire at the Annual Meeting, are not seeking re-election.

The biography of each director below contains information regarding the person’s service as a director, business experience, director positions held currently or at any time during the last five years and experiences, qualifications, attributes or skills that led the Nominating Committee or the Board to conclude that the person should serve as a director for the Company as of the time that this proxy statement was filed with the Securities and Exchange Commission.

Directors Serving Until the Annual Meeting of Stockholders in 2011

Henry R. Davis, age 69, has been a director of KCS since February 28, 2008. Since 1998, Mr. Davis has served as President of the investment firm Promotora DAC, S.A. de C.V., which focuses its investments in the financial and real estate sectors. Mr. Davis served as President, Chief Executive Officer and Vice Chairman of the Board of Grupo Cifra from 1983, until its acquisition by Wal-Mart de México in 1998. Mr. Davis is a director of Grupo Bimbo, S.A.B. de C.V. (1999 to present), Ixe Grupo Financiero S.A. de C.V. (2001 to present) and Grupo Aeroportuario de Pacífico S.A.B. de C.V. (2006 to present).

As the CEO and Vice Chairman of Grupo Cifra, Mr. Davis developed extensive business leadership skills. He also has unique insights in managing and operating businesses in Mexico that serves the Board well in its governance and strategic oversight of the Company’s wholly-owned subsidiary, KCSM. Mr. Davis has also developed extensive finance and real estate experience through the leadership of Promotora DAC, S.A. de C.V. In addition, he has strong skills in corporate finance, managing capital intensive industry operations, international relations, strategic planning and executive compensation.

Robert J. Druten, age 62, has been a director of KCS since July 26, 2004. Mr. Druten served as Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc. from 1994 until his retirement in August 2006. From 1991 until 1994, he served as Executive Vice President and Chief Financial Officer of Crown Media, Inc., a cable communications subsidiary of Hallmark. He served as Vice President of Corporate Development and Planning of Hallmark from 1989 until 1991. Prior to joining Hallmark in 1986, Mr. Druten held a variety of executive positions with Pioneer Western Corporation from 1983 to 1986. Mr. Druten has served as a trustee of Entertainment Properties Trust, a real estate investment trust, since 1997 and is its Chairman of the Board. He has served as a director of Alliance Holdings GP, L.P., a publicly traded limited partnership whose publicly traded subsidiary is engaged in the production and marketing of coal, since 2007, where he serves on the Audit Committee and its Conflicts Committee. Mr. Druten has also served as a director of American Italian Pasta Company, a publicly traded company that is the largest producer of dry pasta in the United States, since 2007, where he is the Chair of the Audit Committee and also serves on the Compensation Committee.

Mr. Druten has extensive executive experience in corporate finance and accounting developed during his tenure as a financial manager, and ultimately as Chief Financial Officer, of Hallmark Cards, Inc. He also serves on the audit committees of two other public companies, which gives him valuable knowledge and perspective in serving on the Company’s Audit Committee. Mr. Druten also has experience in managing capital intensive operations, international operations and strategic planning.

Rodney E. Slater, age 55, has been a director of KCS since June 5, 2001. Mr. Slater is a partner in the public policy practice group of the law firm Patton Boggs LLP and has served as a member of the firm’s transportation practice group in Washington, D.C. since 2001. He served as U.S. Secretary of Transportation from 1997 to January 2001 and head of the Federal Highway Administration from 1993 to 1996. Mr. Slater is also a director of Southern Development Bancorporation, Delta Airlines (since October 2008), ICX Technologies, Inc. (since July 2006) and Transurban Group (since June 2009). Mr. Slater was elected to serve on the Board of Directors of Verizon Communications, Inc. effective March 5, 2010. Mr. Slater is a member of the Global Options Advisory Board, and a Past Chairman of the Board of United Way of America.

Mr. Slater brings strong leadership skills to the Board developed through his career as a government leader, which culminated in his service as the United States’ Secretary of Transportation. As Secretary of Transportation, Mr. Slater developed extensive experience in the regulation of transportation, development of public policy and government and international relations and he serves as a key advisor to the Board on these issues. Mr. Slater also has extensive experience in executive compensation.

Directors Serving Until the Annual Meeting of Stockholders in 2012

Michael R. Haverty, age 65, has been Chief Executive Officer of KCS since July 12, 2000 and a director since May 1995. Mr. Haverty has served as Chairman of the Board of KCS since January 1, 2001. Mr. Haverty served as President of KCS from July 12, 2000 to June 12, 2006. Mr. Haverty served as Executive Vice President of KCS from May 1995 until July 12, 2000. He served as President and Chief Executive Officer of KCSR from 1995 to 2005 and has been a director of KCSR since 1995. He has served as Chairman of the Board of KCSR since 1999. Mr. Haverty has served as a director of the Panama Canal Railway Company, an affiliate of KCS, since 1996 and as Co-Chairman of the Board of Directors of that company since 1999. Mr. Haverty has served as Co-Chairman of Panarail Tourism Company, an affiliate of KCS, since 2000. He has served as Chairman of the Board of KCSM, a wholly-owned subsidiary of KCS, since April 1, 2005. Mr. Haverty served as Chairman and Chief Executive Officer of Haverty Corporation from 1993 to May 1995, acted as an independent executive transportation advisor from 1991 to 1993, and was President and Chief Operating Officer of The Atchison, Topeka and Santa Fe Railway Company from 1989 to 1991.

Mr. Haverty has led the Company’s rail operations since 1995. He came to the Company with extensive executive experience in the management of rail operations. Mr. Haverty also has strong experience in leading a public company, corporate finance, managing capital intensive organizations, international business, government and international relations, relations with the Mexican government and strategic planning. He has been the chief strategist in the development and execution of the Company’s cross-border rail strategy.

Thomas A. McDonnell, age 64, has been a director of KCS since March 18, 2003. Mr. McDonnell has served as a director of DST Systems, Inc. (“DST”) since 1971 and as Chief Executive Officer of DST since 1984, and served as President of DST from 1973 until July 2009 (except for a 30-month period from October 1984 to April 1987). DST provides sophisticated information processing, computer software services and business solutions to the financial services, communications and healthcare industries. He is a director of Commerce Bancshares, Inc. (since April 2001), Euronet Worldwide, Inc. (since December 1996) and Garmin Ltd. (since March 2001) and serves on the audit committees of each of these public companies. Mr. McDonnell has notified Commerce Bancshares, Inc. and Garmin Ltd. that he will not stand for re-election at their respective 2010 annual meetings. He also previously served as a director of Blue Valley Ban Corp. from 1996 until July 2010. Mr. McDonnell previously served as a director of KCS from 1983 until October 1995. Mr. McDonnell also served as an officer and director of KCSR before DST was spun off from KCS in 1995.

Mr. McDonnell is an experienced business leader with the skills necessary to serve as a director of the Company. He has served for many years as the CEO of DST Systems, Inc., a publicly traded company and has developed strong business leadership skills in this role. Mr. McDonnell has extensive executive experience in corporate finance and accounting, technology, international operations and strategic planning. His service on other boards has provided him with a broad business background and leadership skills that are highly valued by Directors on the Company’s Board.

CORPORATE GOVERNANCE

The Corporate Governance Guidelines of Kansas City Southern (the “Guidelines”) are available for review in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com. In addition, this section of our website makes available all of our corporate governance materials, including our Bylaws, board committee charters, code of business conduct and ethics and our anti-harassment and equal employment opportunity policies. Our Board of Directors regularly reviews corporate governance developments and modifies the Guidelines, committee charters, and key practices as it believes warranted.

The “Investors” section of our website also includes a copy of the brochure for our United States Speak Up! Report line in portable document format (i.e., PDF). Our United States Speak Up! line is a means for employees, customers, suppliers, stockholders and other interested parties to submit confidential and anonymous reports of suspected or actual actions they believe may violate our corporate policies or the law including, but not limited to, the following:

•  Unlawful harassment
•  Bribery
•  Destroying, altering or falsifying company records
•  Misuse of corporate assets
•  Threats to personal safety
•  Violations of anti-trust, environmental or other governmental compliance regulations
• Employment discrimination • Conflicts of interest • Security concerns, including those of terrorist activity • Securities matters • Use or sale of illegal drugs
•  Accounting or auditing irregularities
•  Insider trading
•  Creating or ignoring safety or environmental hazards
•  Theft and fraud
•  Disclosure of proprietary information
•  Suspicious activity, including inquiries from strangers about our facilities or operations

Our United States Speak Up! line is operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder, or other interested party can call the following toll-free (within the United States) number to submit a report:

1-800-727-2615

We have a similar hotline in Mexico, the “KCSM Fraud Hotline,” to receive confidential and anonymous reports of suspected or actual actions that the reporting party believes may violate our corporate policies or the law. The KCSM Fraud Hotline is operated by an independent outside vendor 24 hours a day, seven days a week. Any employee, stockholder or other interested party can call the following toll-free (within Mexico) number to submit a report:

01-800-5-22-20-22

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics is applicable to all directors, officers and employees of KCS and its subsidiaries and embodies our principles and practices relating to the ethical conduct of our business and our commitment to honesty, fair dealing and compliance with applicable laws and regulations. Our Code of Business Conduct and Ethics is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com and in print to any stockholder who requests it.

Policy on Director Attendance at Annual Stockholder Meetings

Our directors are encouraged to attend the annual stockholder meetings. All directors serving at the time of the 2009 annual stockholder meeting attended that meeting.

Director Qualifications, Qualities and Skills

The Guidelines establish certain qualifications, qualities and skills that directors and nominees must meet to be eligible to serve on our Board of Directors. Under the Guidelines, directors and nominees must be committed to representing the long-term interests of our stockholders and meet, at a minimum, the following qualifications:

•	Highest personal and professional ethics, integrity and values;

•	Independence, in accordance with the requirements of the NYSE, unless their lack of independence would not prevent two-thirds of the Board from meeting such requirements;

•	No current service on boards of companies that, in the judgment of the Nominating Committee, are in competition with, or opposed to the best interests of, the Company; and

•	Below the age of 72 years as of the date of the meeting at which his or her election would occur.

Additionally, it is considered desirable that directors and nominees possess the following qualities and skills:

•	Significant experience at policy making levels in business, government or education;

•	Significant experience or relationships in, or knowledge about, geographic markets served by us or industries that are relevant to our business; and

•	Willingness to devote sufficient time to carrying out their duties and responsibilities effectively, including service on appropriate committees of the Board.

Our Bylaws also provide that no one who is 72 years old shall be eligible to be nominated or to serve as a member of the Board of Directors, but any person who attains the age of 72 during the term of directorship to which he or she was elected shall be eligible to serve the remainder of that term. Our Certificate of Incorporation and Bylaws do not have any other eligibility requirements for directors.

Non-Management Director Independence

The Guidelines require that a majority of the Board of Directors must be independent, as determined affirmatively by the Board in accordance with the listing standards of the NYSE, although our goal is to have two-thirds of the members of the Board meet these requirements. We refer to directors who do not serve as executive officers of KCS or any of its subsidiaries as the “Non-Management Directors.” The Non-Management Directors constitute more than two-thirds of our Board of Directors. The Non-Management Directors are Messrs. Davis, Druten, Dunn, McDonnell and Slater, Ambassador Jones and Ms. Pletz. Our Board has affirmatively determined that each such Non-Management Director other than Ambassador Jones is independent in accordance with applicable NYSE listing standards (see “Insider Disclosures — Certain Relationships and Related Transactions”). Of the three new nominees presented in this proxy statement to serve on the Board, Ms. Córdova and Mr. Garza would be Non-Management Directors, if elected, while Mr. Starling would not be because he is an executive officer of KCS. Ms. Córdova is the only new nominee that would be considered independent in accordance with applicable NYSE listing standards. In determining the independence of each Non-Management Director, the Board of Directors applied categorical standards of independence contained in the Guidelines and applicable NYSE listing standards. These standards assist the Board in determining that a director or nominee has no material relationship with KCS, either directly or as a partner, shareholder or officer of an organization that has a relationship with KCS. Under the standards, to be considered independent, a member of the Board may not:

•	Have a material relationship with KCS (directly or as a partner, shareholder or officer of an organization that has such a relationship); provided, a material relationship shall not be inferred merely because (i) the director is a director, officer, shareholder, partner or principal of, or advisor to, another company that does business with KCS and the annual sales to, or purchases from, KCS are less than the greater of $1 million or 2% of the annual revenues of the other company, if the director does not receive any compensation as a direct result of such business with KCS, or (ii) the director is an officer, director or trustee of a charitable organization, and our discretionary charitable contributions to that organization are less than the greater of $1 million or 2% of that organization’s consolidated gross revenues;

•	Be, or have been during the three years preceding the determination, an employee, or have an immediate family member who is, or was during the three years preceding the determination, an executive officer, of KCS;

•	Have received, or have an immediate family member who has received during any twelve-month period within the three years preceding the determination, more than $100,000 in direct compensation from KCS, other than director and committee fees, pension or other forms of deferred compensation for prior service (provided such deferred compensation is not contingent in any way on future service);

•	Be, or have an immediate family member who is, a current partner of a firm that is our internal or external auditor; be a current employee of such a firm or have an immediate family member who is a current employee of such firm and who participates in the firm’s audit; or have been, or have an immediate family member who was, within the three years preceding the determination (but is no longer), a partner or employee of such firm and personally worked on our audit within that time;

•	Be, or have been during the three years preceding the determination, or have an immediate family member who is, or was during the three years preceding the determination, employed as an executive officer of another company where any of our present executives at the same time serves or served on that company’s compensation committee; or

•	Be a current employee, or have an immediate family member who is a current executive officer, of a company that has made payments to, or received payments from, KCS for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1 million or 2% of the other company’s consolidated gross revenues for its last completed fiscal year.

Executive Sessions

Our Non-Management Directors meet regularly in executive session without management. Thomas A. McDonnell (the “Presiding Director”) serves as Presiding Director in such sessions.

Board Leadership Structure

The Board has given careful consideration to separating the roles of Chairman of the Board and CEO and determined that, at the current time, the Company’s stockholders are best served by having Mr. Haverty act in both roles and by having Mr. McDonnell act as the Presiding Director for executive session meetings without management. The Board believes that this structure provides an efficient and effective leadership model fostering clear accountability, effective decision-making and alignment on corporate strategy.

The Board does not believe that requiring the Chairman of the Board to be a Non-Management Director is necessary to ensure that it provides independent and effective oversight of the Company’s business and affairs. To ensure effective independent oversight, the Board holds regular executive sessions of the Non-Management Directors over which Mr. McDonnell presides as the Presiding Director. Further, all Board committees, other than the Executive Committee, are comprised of only Non-Management Directors. Thus, the Non-Management Directors directly oversee critical matters such as the compensation of executive management, including Mr. Haverty’s compensation, the selection and evaluation of Board nominees, the integrity of the Company’s financial statements, and the development of corporate governance programs of the Company.

The Board also recognizes, however, that other leadership models, such as a non-management or non-CEO Chairman of the Board, may be appropriate, depending on the circumstances, and that no single Board leadership model is most effective in all circumstances for any company. For this reason, the Board periodically reviews its leadership structure to ensure that the stockholders are best served thereby.

Stockholder/Interested Person Communication with the Board

Any stockholder or interested person may communicate with the Non-Management Directors or the Presiding Director by sending such communication in writing to the office of the Corporate Secretary, Kansas City Southern, P.O. Box 219335, Kansas City, Missouri, 64121-9335, or by express carrier to the Corporate Secretary, Kansas City

Southern, 427 West 12th Street, Kansas City, Missouri 64105. In its capacity as the agent for the Non-Management Directors and Presiding Director, the office of the Corporate Secretary may review, sort and summarize the communications and, in accordance with the directions provided by and procedures established by the Non-Management Directors, forward such communications to the Non-Management Directors and the Presiding Director, as appropriate. The Non-Management Directors or the Presiding Director shall review such communication with the Board, or the group addressed in the communication, for the purpose of determining an appropriate response and any appropriate action that should be taken. Any communications received may be shared with management on the instruction of the Non-Management Directors or the Presiding Director.

BOARD COMMITTEES

The Board of Directors has established an Executive Committee, an Audit Committee, a Finance Committee, a Compensation and Organization Committee (referred to in this Proxy Statement as the “Compensation Committee”), and a Nominating and Corporate Governance Committee (referred to in this Proxy Statement as the “Nominating Committee”). Committee members are elected at the Board’s annual meeting immediately following our Annual Meeting of stockholders.

The following number of committee meetings were held during 2009:

Committee	In Person(1)	By Telephone(1)

Executive	0	2
Audit	4	0
Finance	2	1
Compensation	4	2
Nominating	3	0

(1)	Some directors attended in person certain meetings held by telephone and some directors attended by telephone certain meetings held in person.

The Executive Committee

The Executive Committee consists of our Chairman and Chief Executive Officer, and two Non-Management Directors elected by the Board to serve one-year terms. The current members of the Executive Committee are Mr. McDonnell (Executive Committee Chairman), Mr. Haverty and Mr. Slater. When the Board is not in session, the Executive Committee has all the powers of the Board in all cases in which specific directions have not been given by the Board.

The Audit Committee

The Audit Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve staggered three-year terms. The current members of the Audit Committee are Mr. Druten (Chairman), Mr. McDonnell and Ms. Pletz. The members of the Audit Committee are independent (as defined in the NYSE’s listing standards) and meet the additional independence standards in Rule 10A-3 of the Securities and Exchange Commission (“SEC”). In determining independence, the Board of Directors concluded that each member of the Audit Committee has no material relationship with KCS under the standards set forth in the Guidelines.

The Audit Committee’s duties and responsibilities include the following: (a) appoint and pre-approve the fees of our independent registered public accounting firm and pre-approve fees for other non-audit services provided by our independent registered public accounting firm; (b) monitor the quality and integrity of our financial reporting process, financial statements and systems of internal controls; (c) monitor the independence, qualifications and performance of our independent registered public accounting firm selected as the Company’s auditor and internal audit department; (d) provide an avenue of communication among the independent registered public accounting firm, management, the internal audit department and the Board of Directors; (e) monitor compliance with legal and regulatory requirements; (f) discuss with management, the internal audit department and the Company’s independent auditor, the Company’s risk assessment and risk management policies, including the Company’s major financial risk exposure and steps taken by management to monitor and mitigate such exposure; (g) prepare the report included in our annual meeting Proxy Statement; and (h) review with management and the independent registered public accounting firm our annual audited financial statements and quarterly financial statements. The Audit Committee is required to annually evaluate its performance and review and reassess the adequacy of its charter.

The Guidelines do not limit the number of public company audit committees on which the members of our Audit Committee may serve. However, for any director to simultaneously serve on our Audit Committee and the audit committees of more than three other public companies, the Board must affirmatively determine that such simultaneous service will not impair the director’s ability to effectively serve on our Audit Committee. The Board of Directors has affirmatively determined that Mr. McDonnell’s simultaneous service on more than three public company audit committees (including ours) will not impair his ability to effectively serve on our Audit Committee.

The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com.

The Board has determined that Mr. Druten and Mr. McDonnell are “audit committee financial experts” as that term is defined in applicable securities regulations. The Board determined that Mr. Druten qualifies as an audit committee financial expert based upon his prior experience as Executive Vice President and Chief Financial Officer of Hallmark Cards, Inc. and previously at Crown Media, Inc., as well as his prior experience as a certified public accountant with Arthur Young & Co. The Board of Directors determined that Mr. McDonnell qualifies as an audit committee financial expert based upon his experience as the Chief Executive Officer of DST, his accounting and financial education, his experience actively supervising others performing accounting or auditing functions, and his past and current memberships on audit committees of other public companies.

The Audit Committee’s report is provided below.

The Finance Committee

The Finance Committee consists of three Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. The current members of the Finance Committee are Mr. Druten (Chairman), Ambassador Jones and Mr. McDonnell. The Finance Committee has the following duties and responsibilities: (a) review and approve financial transactions exceeding $25 million, but not exceeding $200 million, including, but not limited to, the filing of registration statements, issuance of debt or equity securities, and entrance into new credit facilities, leases and other forms of financing; (b) at the request of the Board, review and approve the terms and conditions of financial transactions exceeding $200 million for which the Board has given prior general approval; (c) review management’s financing plans and reports and make recommendations to the Board with respect to any matter affecting our financing plans and capital structure; (d) review such other matters within the scope of its responsibilities as the Finance Committee determines from time to time, and make such recommendations to the Board with respect thereto as the Finance Committee deems appropriate; (e) evaluate the Finance Committee’s performance at least annually; and (f) review and reassess the adequacy of the Finance Committee’s charter at least annually and recommend any proposed changes to the Board for approval. In addition to the foregoing, the Finance Committee shall have such other powers and duties as may be delegated to it from time to time by the Board with respect to a particular financial transaction or type of financial transaction.

The Board of Directors has adopted a written charter for the Finance Committee, a copy of which is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com.

The Compensation Committee

The Compensation Committee consists of four Non-Management Directors elected by the Board, taking into consideration the recommendations of the Nominating Committee, to serve one-year terms. The current members of the Compensation Committee are Mr. Slater (Chairman), Mr. Davis, Mr. Dunn and Ms. Pletz. Each member of the Compensation Committee is independent (as defined in the NYSE’s listing standards), is considered an outside director under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and is considered a non-employee director under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Compensation Committee’s duties and responsibilities include the following: (a) establish, communicate to management and the Board and periodically update the Company’s compensation philosophy, objectives, policies, strategies and programs, with the objective of ensuring they provide appropriate motivation for corporate performance and increased stockholder value; (b) review and discuss with management the Company’s disclosures in the “Compensation Discussion & Analysis” (“CD&A”) intended to be included in the Company’s annual meeting proxy statement and based on such review and discussion, recommend to the Board whether the CD&A should be included in the Company’s annual meeting proxy statement; (c) review and approve the Compensation Committee Report for inclusion in the Company’s annual meeting proxy statement; (d) review and approve guidelines for base, annual incentive and long-term compensation programs for management employees of KCS and, as prescribed by resolution of the Board, subsidiaries, consistent with the compensation philosophy of the Compensation Committee; (e) review and approve corporate goals and objectives relevant to the compensation of our Chief Executive Officer (“CEO”), evaluate and review with our CEO his performance in light of those goals and objectives, and set our CEO’s compensation level based on that evaluation; (f) review and approve our CEO’s recommendations concerning the compensation of other senior management of KCS; (g) in consultation with our CEO, Chief Financial Officer (“CFO”), and personnel officers and, if deemed appropriate by the Chairperson of the Compensation Committee, an independent outside consultant, review and recommend to the Board the compensation of directors, including equity awards, fees and benefits; (h) establish and communicate to senior management and the Board the Compensation Committee’s expectations concerning long-term ownership of KCS stock, with the goal of promoting long-term ownership of our stock and aligning the interests of senior management with our stockholders; (i) administer the compensation plans of KCS and certain subsidiaries for which the Compensation Committee has been granted administrative responsibility in accordance with the terms of those plans, including, as applicable, approving all stock option and restricted stock grants and pools, establishing performance goals and targets under incentive plans, and determining whether or not those goals have been attained (the Compensation Committee has the authority to delegate that responsibility in accordance with the terms of the applicable plan); (j) review succession planning for key officers of KCS and subsidiaries; (k) review and approve our compensation disclosures with the SEC and other regulatory filings, including the disclosure of executive compensation in our annual Proxy Statement; (l) retain and terminate any compensation consultant used to assist in evaluating the compensation of the non-management directors, our CEO or executive officers, including the sole authority to select the consultant and to approve its fees and other material engagement terms; (m) obtain advice and assistance from internal or external legal, accounting or other advisors as required for the performance of its duties; (n) monitor compliance with legal prohibitions on loans to directors and executive officers of KCS; (o) annually participate in a self-assessment of its performance and, in conjunction with the Nominating Committee, undertake an annual evaluation of the qualifications of the members of the Compensation Committee; (p) in consultation with management, oversee regulatory compliance with respect to compensation matters; (q) monitor the Company’s disclosure controls and procedures and internal controls applicable to the implementation, accounting and reporting of executive compensation decisions and awards; (r) review any stockholder proposals relating to executive compensation matters and recommend to the Board any response to such proposals; (s) review and assess the adequacy of the Compensation Committee charter at least annually and recommend any proposed changes to the Board for approval; and (t) perform such other duties and exercise such other powers as directed by resolution of the Board not inconsistent with the Compensation Committee charter or as required by applicable laws, rules, regulations and NYSE listing standards.

The Board of Directors has adopted a written charter for the Compensation Committee, a copy of which is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com.

The Compensation Committee’s report is provided below.

Compensation Committee Processes and Procedures

Executive Compensation Practices

The Compensation Committee follows the processes and procedures established in its charter with respect to the determination of executive compensation.

The Compensation Committee has sole authority to set the compensation of our CEO, to set the compensation of the members of senior management of the Company and its subsidiaries based on recommendations from the CEO and outside compensation consultants, and to recommend for Board approval the compensation provided to our Non-Management Directors. The Compensation Committee does not share this authority with, or delegate this authority to, any other person. The Compensation Committee recommends each component of Non-Management Director compensation to our Board. The Compensation Committee assists the Board in fulfilling its responsibility to maximize long-term stockholder value by ensuring that officers, directors and employees are compensated in accordance with our compensation philosophy, objectives and policies; competitive practice; and the requirements of applicable laws, rules and regulations.

In fulfilling its responsibilities, the Compensation Committee has direct access to our officers and employees and consults with our CEO, our CFO, our personnel officers and other members of senior management as the Chairman of the Compensation Committee deems necessary. The Compensation Committee may retain at the Company’s expense a compensation consultant, which is selected, engaged and instructed by the Compensation Committee, to advise the Compensation Committee on executive compensation practices and trends. The Compensation Committee has for the past several years engaged Towers Watson, or its predecessor firms (“Towers Watson”), an independent compensation consultant (the “Independent Consultant”), to advise the Compensation Committee on its executive compensation policies and to assist the Compensation Committee in making executive compensation decisions, including in 2009 and 2010.

The Compensation Committee reviews executive officer compensation on an annual basis. For each review, the Compensation Committee may consider, and decide the weight it will give to, the following factors:

•	competition in the market for executive employees;

•	executive compensation provided by peer group companies selected by the Compensation Committee with the assistance of the Independent Consultant;

•	executive officer performance;

•	our financial performance and compensation expenses;

•	the accounting impact of executive compensation decisions;

•	company and individual tax issues;

•	executive officer retention;

•	executive officer health and welfare;

•	executive officer retirement planning;

•	executive officer responsibilities; and

•	executive officer risk of termination without cause.

NYSE listing standards require the Compensation Committee, in determining the long-term incentive component of our CEO’s compensation, to consider:

•	company performance and relative stockholder return;

•	value of similar incentive awards to chief executive officers at comparable companies; and

•	awards given our CEO in past years.

The Compensation Committee may request that management recommend compensation package components, discuss hiring and retention concerns and personnel requirements, and provide information with respect to such matters as executive, Company and business unit performance; market analysis; benefit plan terms and conditions; financial, accounting and tax considerations; legal requirements; and value of outstanding awards. The Compensation Committee may rely on our CEO and other executives for these purposes.

The Compensation Committee develops the criteria for evaluating the performance of our CEO and privately reviews his performance against these criteria on at least an annual basis. The CEO periodically discusses the performance of other executive officers with the Compensation Committee. The Compensation Committee may review human resources and business unit records. The Compensation Committee may discuss with the Audit Committee the executive officers’ compliance with our Code of Ethics.

Non-Management Director Compensation Practices

The Compensation Committee recommends each component of Non-Management Director compensation to the Board. The Compensation Committee seeks to recommend competitive compensation packages that include both short-term cash and long-term stock components. The Board of Directors does not delegate its authority for determining Non-Management Director compensation to any other person.

In recommending Non-Management Director compensation, the Compensation Committee may consider, and determine the weight it will give to, any combination of the following:

•	market competition for directors;

•	securities law and NYSE independence, expertise and qualification requirements;

•	director compensation provided by peer group companies selected by the Compensation Committee with the assistance of the Independent Consultant;

•	directors’ duties and responsibilities; and

•	director retention.

Compensation Committee Interlocks and Insider Participation

During 2009:

•	no member of the Compensation Committee was an officer or employee of KCS or was formerly an officer of KCS;

•	no member of the Compensation Committee had any material relationship with KCS other than service on the Board and Board committees and the receipt of compensation for that service, except as described below in “Insider Disclosures — Certain Relationships and Related Transactions;”

•	no executive officer of KCS served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on our Compensation Committee; and

•	no executive officer of KCS served as a member of the Compensation Committee (or other Board committee performing equivalent functions or, if the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of KCS.

The Nominating and Corporate Governance Committee

The Nominating Committee consists of four Non-Management Directors elected by the Board to serve staggered three-year terms. The current members of the Nominating Committee are Ms. Pletz (Chairwoman), Mr. Davis, Mr. Dunn and Mr. Slater. The members of the Nominating Committee are independent (as defined in the NYSE’s listing standards). The Nominating Committee recommends to the Board of Directors suitable nominees for election to the Board or to fill newly created directorships or vacancies on the Board. The Nominating Committee’s duties and responsibilities include the following: (a) ensure that (i) the Board has the benefit of qualified and experienced directors who meet the requirements of applicable laws, rules, regulations, the Guidelines, and the criteria established in the Nominating Committee’s charter, (ii) the Company maintains appropriate corporate governance practices and procedures including, but not limited to, the Guidelines, and (iii) the performance of the Board, committees of the Board and management is periodically evaluated; (b) adopt and apply criteria for the selection of director nominees; (c) adopt and apply criteria, which may be listed in the Guidelines, for the selection of director nominees; (d) establish and publish on our website a policy concerning the treatment of shareholder-recommended nominees to the Board; (e) develop and implement a procedure to annually evaluate the performance of the Board and its committees and compliance with corporate governance procedures of KCS; (f) establish and maintain an orientation program for new directors and a continuing education program for all directors; (g) review and consider related person transactions in accordance with the procedure set forth below; (h) annually review and reassess the adequacy of the Nominating Committee’s charter and recommend any proposed changes to the Board for approval; (i) make recommendations to the Board with respect to the selection of Board committee members; and (j) perform any other activities consistent with its charter, our Bylaws and governing law as the Nominating Committee or the Board of Directors deems appropriate.

The Nominating Committee has the authority to obtain advice and seek assistance from internal or external legal, accounting or other advisors, and has the sole authority to retain and terminate any search firm used to identify director candidates, including sole authority to approve such firm’s fees and other engagement terms.

The Board of Directors has adopted a written charter for the Nominating Committee, a copy of which is available in the “Corporate Governance” section under the “Investors” tab of our website at www.kcsouthern.com.

The Nominating Committee generally will consider director nominees recommended by stockholders. Nominees recommended by stockholders in compliance with our Bylaws will be evaluated on the same basis as other nominees considered by the Nominating Committee. Stockholders should see “Stockholder Proposals” below for information relating to the submission by stockholders of nominees and matters for consideration at a meeting of our stockholders.

The Board’s Role in Risk Oversight

The Company has in place an enterprise risk management program. The Company has an individual who supervises the enterprise risk management process. This individual reports to the Company’s assistant vice president of audit and financial compliance, who ultimately reports to the Company’s Audit Committee. The individual supervising the enterprise risk management process conducts interviews with management of the Company to identify and assess the steps management takes to mitigate risks, as well as to prioritize the identified risks of the Company. Based on these interviews, he prepares a summary of the Company’s primary risks, which is presented to and discussed with the Audit Committee. The Company’s Board of Directors has delegated the responsibility for reviewing the Company’s risk assessment and risk management policies, including the steps taken to monitor and mitigate such exposure, to the Audit Committee. This summary is also periodically reviewed with the Company’s full Board of Directors.

Risk Considerations in our Compensation Program

In early 2010, the Company engaged Towers Watson to review its compensation programs to assess the risks that they could create, as reflected in the Company’s risk management practices and policies. The review covered a number of key facets of the Company’s compensation plans, including the plan purpose, the types of performance measures used, the number and organizational level of participants, the aggregate amount and maximum individual amounts payable under the plan, the ability of the participants to take actions that could influence the calculation of the their awards, the scope of the risks that could be created by actions taken to enhance the amounts payable under the program, and how the Company’s risk management policies and governance practices are structured to mitigate these risks. As a result of this review, the Company concluded that none of the Company’s programs create risks that are reasonably likely to have a material adverse effect on the Company or its stockholders.

Director Diversity

The Nominating Committee strives to nominate directors who represent an appropriate mix of backgrounds and experiences to best enhance the functions of the Board. The Nominating Committee considers diversity in the broadest sense, thus including factors such as age, sex, race, ethnicity and geographic location, as well as a variety of experience and educational backgrounds (such as operations, finance, accounting and marketing experience and education) when seeking Board nominees. The Nominating Committee does not, however, have a diversity policy in place.

INSIDER DISCLOSURES

Certain Relationships and Related Transactions

On September 29, 2000, we entered into an agreement with the law firm of Manatt, Phelps & Phillips, of which Ambassador Jones is Senior Counsel. The agreement expired on October 31, 2004, but has been extended on a month-to-month basis since that date. Under the agreement, Manatt Jones Global Strategies, a wholly-owned subsidiary of Manatt, Phelps & Phillips has provided us with advice and assistance on issues and transactions in Mexico and other international venues. As compensation for these services, we have paid Manatt Jones Global Strategies approximately $10,000 per month. Ambassador Jones, one of our Non-Management Directors, receives a salary from Manatt, Phelps & Phillips for his services as Senior Counsel and serves as Co-Chairman and CEO of Manatt Jones Global Strategies. The fees paid by us did not exceed 5% of either firm’s gross revenues for its last full fiscal year.

A 50% owned affiliate of a wholly-owned subsidiary of DST leases to KCSR the headquarters building occupied by KCS and KCSR, and also leases to KCSR a floor in another building. These leases expire in 2019. In addition, during 2008, KCSR entered into a short-term lease for office space with the DST affiliate that expired in the first quarter of 2010. Thomas A. McDonnell, one of our Non-Management Directors, is the Chief Executive Officer and a director of DST and Chairman of the Board of Directors of the DST subsidiary. Rent and expenses paid by KCSR under these leases aggregated approximately $4.4 million in 2009. DST’s indirect 50% interest in those lease payments amounted to less than 1% of DST’s consolidated gross revenues in 2009. The aggregate rentals payable under the leases from January 1, 2009 until the end of the lease terms total approximately $29.4 million. Mr. McDonnell does not receive any salary from the DST subsidiary or affiliate, owns no stock in either entity, owns less than 5% of the outstanding common stock of DST, and receives no direct financial benefit from these lease payments.

Mr. Garza, a nominee for Director, has served on the Advisory Council of KCSM, a wholly-owned subsidiary of the Company, since October 2009. Mr. Garza has been paid $5,000 per month by KCSM for this service and was granted 964 restricted shares of the Company’s common stock in connection with his appointment to the council scheduled to vest on October 29, 2010. If Mr. Garza is elected to the Company’s Board of Directors, he will resign from this position on the council and he will receive no further compensation from KCSM. In such case, Mr. Garza’s 964 restricted shares would continue to vest as scheduled because Mr. Garza would remain affiliated with the Company as a Director.

Related Person Transaction Policies and Procedures

The Board of Directors is empowered to review, approve and ratify any transactions between KCS and “related persons,” as that term is defined by Item 404 of Regulation S-K. In May 2007, the Nominating Committee proposed, and the full Board adopted, an amended Nominating Committee charter containing procedures for the review of related person transactions and the reporting of such transactions by the Nominating Committee to the full Board of Directors for approval or ratification. These transactions, which include any financial transaction, arrangement or relationship or any series of similar transactions, are reviewed for approval or ratification for any transaction between the Company and its directors, director nominees, executive officers, greater than five percent beneficial owners and their respective immediate family members, where the amount involved in the transaction exceeds or is expected to exceed $120,000 in a single fiscal year. The Nominating Committee has directed the Corporate Secretary to review on behalf of the Nominating Committee responses to annual director and officer questionnaires to determine whether any related person has, or has had, a direct or indirect material interest in any transaction with the Company or its subsidiaries, other than the receipt of ordinary director or officer compensation in the last fiscal year. These procedures are consistent with Item 404 of Regulation S-K. Also in May 2007, the Audit Committee proposed, and the full Board adopted, an amended Audit Committee charter containing procedures designed to ensure that any related person transactions that are ratified or approved by the Nominating Committee are properly reported by the Company in its financial statements and SEC filings.

The policy outlined in the Nominating Committee Charter provides that the Nominating Committee reviews certain transactions subject to the policy and determines whether or not to approve or ratify those transactions. In doing so, the Nominating Committee takes into account, among other factors it deems appropriate:

•	the significance of the transaction to the Company;

•	the best interests of the Company’s stockholders;

•	the materiality of the transaction to the related person;

•	whether the transaction is significantly likely to impair any judgments an executive officer or director would make on behalf of the Company;

•	the Company’s Code of Business Conduct and Ethics;

•	whether a related person serves on the Compensation Committee and if so, whether such continued service is appropriate in accordance with Rule 16b-3 under the Exchange Act and the Compensation Committee charter; and

•	whether the terms of the transaction are more favorable to the Company than would be available from an unrelated third party.

NON-MANAGEMENT DIRECTOR COMPENSATION

This section describes the compensation paid to our Non-Management Directors. Michael R. Haverty, our Chairman and CEO, serves on our Board of Directors, but is not paid any compensation for his service on the Board. His compensation is described in the Summary Compensation Table included in this Proxy Statement.

Director Fees

Non-Management Director Compensation Program

On February 28, 2008, the Board of Directors approved a revised Non-Management Director compensation program (the “Non-Management Director Compensation Program”) recommended to it by the Compensation Committee. Under this revised program, which became effective May 1, 2008, each Non-Management Director receives the following compensation for his or her service as a member of the Board:

Annual Retainers for Board and Committee Membership

Type	Amount

Annual Board retainer	$50,000
Presiding Director additional retainer	$15,000
Audit Committee Chair	$10,000
Compensation Committee Chair	$7,000
Executive Committee Chair	$7,000
Finance Committee Chair	$7,000
Nominating Committee Chair	$7,000
Audit Committee Membership	$5,000

Fees per Meeting Attended

Type	Amount

Board (in person)	$4,000
Board (telephonic)	$3,000
Committee (in person)	$2,000
Committee (telephonic)	$1,500

Following deliberation and discussion by the Board during early 2009, the Board resolved at its May 6, 2009 meeting to modify the Non-Management Director Compensation Program by providing that each Director attending an “in person” meeting is to receive the full meeting fee for “in person” meeting even if the Director attended the meeting by telephone. Similarly, a Director attending “telephonic” meetings in person only receives the telephonic meeting fee amount. Previously, the meeting fees were paid based on whether the Director attended a meeting in person or by telephone.

In addition, under the Non-Management Director Compensation Program, each Non-Management Director is awarded a grant of restricted Common Stock under the Kansas City Southern 2008 Stock Option and Performance Award Plan (the “2008 Plan”) on the date of each annual meeting. The grant is for a number of shares equal to $90,000 in value based on the average closing price of the Company’s stock for the 30 days prior to the grant date. Following the 2009 annual meeting of the stockholders, each Non-Management director was awarded 6,000 shares of restricted Common Stock calculated in accordance with the above-described formula, which resulted in an average closing price of $15.00 per share.

Non-Management Director Stock Awards

Restricted shares awarded to Non-Management Directors vest upon the earlier of (a) one year from the date of grant or (b) the day prior to the next annual meeting of stockholders. The restricted shares that have not vested are forfeited if there is a termination of affiliation for any reason other than death, disability or change in control of KCS. The restricted shares vest automatically upon termination of affiliation due to death, disability or change in control of KCS.

Director Stock Ownership Guidelines

The Board has adopted stock ownership guidelines for Non-Management Directors. These guidelines provide that each Non-Management Director is required to beneficially own at least 20,000 shares of our Common Stock within eight years from the later of May 4, 2005 or the date on which the Non-Management Director first joined the Board. Restricted stock granted to a Non-Management Director will count toward this requirement. The permitted period for compliance with our stock ownership guidelines was extended from five years to eight years in connection with the adoption of the Non-Management Director Compensation Program in 2008, with the belief that fewer shares would be awarded annually to our Non-Management Directors.

Non-Management Director Expense Reimbursement

In addition to compensating the Non-Management Directors as discussed above, we also reimburse the Non-Management Directors for their expenses in attending Board and Committee meetings.

Directors’ Deferred Fee Plan

Non-Management Directors are permitted to defer receipt of directors’ fees under an unfunded Directors’ Deferred Fee Plan (which we refer to as the “Deferred Fee Plan”) adopted by the Board of Directors. Earnings for time periods prior to June 1, 2002 accrue interest on deferred fees from the date the fees are credited to the director’s account, and on the earnings on deferred fees from the date the earnings are credited to the account. The rate of earnings is determined annually and is one percentage point less than the prime rate in effect at Chemical Bank on the last day of each calendar year. A director may request that the rate of earnings be determined pursuant to a formula based on the performance of certain mutual funds advised by Janus Capital Management LLC; however, the plan administrator is not obligated to follow such request and may at its sole discretion continue to determine earnings by reference to the prime rate of Chemical Bank. Earnings on the amount credited to a director’s account as of May 31, 2002, earnings on deferred fees and earnings credited to the director’s account on and after June 1, 2002 are determined by the hypothetical “investment” of deferred fees based on the director’s election among investment options designated by us from time to time for the Deferred Fee Plan. An underlying investment rate determined from time to time by the Board (currently the rate on U.S. Treasury securities with a maturity of 10 years plus one percentage point, adjusted annually on July 1) is used to credit with interest any part of a director’s account for which a mutual fund has not been designated as the hypothetical “investment.” A director’s account value will be paid after the director ceases to be a director of KCS. Amounts deferred, including related earnings, will be paid either in installments or a lump sum, as elected by the director. Distributions under the Deferred Fee Plan are allowed prior to cessation as a director in certain instances as approved by the Board. The Board may designate a plan administrator, but in the absence of such designation, the Corporate Secretary of KCS will administer the Deferred Fee Plan.

The following table shows the balance in each Non-Management Director’s account in the Deferred Fee Plan as of December 31, 2009.

Deferred Fee
Plan Account Balance
Name	as of 12/31/09

Henry R. Davis	$0
Robert J. Druten	$0
Terrence P. Dunn	$0
James R. Jones	$43,301
Thomas A. McDonnell	$0
Karen L. Pletz	$0
Rodney E. Slater	$0

2009 Compensation

The following table shows the compensation paid to our Non-Management Directors in 2009.

DIRECTOR COMPENSATION

	Fees
	Earned
	or Paid		Stock		All Other
	in Cash		Awards	Option Awards	Compensation	Total
Name	($)		($)(1)	($)(2)	($)(3)	($)

Henry R. Davis	$85,000		$96,600	$0	$149	$181,749
Robert J. Druten	$101,000		$96,600	$0	$22,449	$220,049
Terrence P. Dunn	$86,500		$96,600	$0	$30,149	$213,249
James R. Jones	$75,500	(4)	$96,600	$0	$30,149	$202,249
Thomas A. McDonnell	$114,500		$96,600	$0	$30,149	$241,249
Karen L. Pletz	$105,000		$96,600	$0	$149	$201,749
Rodney E. Slater	$96,500		$96,600	$0	$149	$193,249

(1)	This column presents the aggregate grant date fair value of restricted stock awards made in 2009 computed in accordance with FASB ASC Topic 718. The restricted shares were awarded under our 2008 Stock Option and Performance Award Plan. Each Non-Management Director received a grant of 6,000 restricted shares of Common Stock on the date of the 2009 annual meeting of stockholders, which was May 7, 2009.

As of December 31, 2009, each Non-Management Director held 6,000 unvested restricted shares of Common Stock with a fair value at grant date of $96,600.

(2)	No options were granted to any Non-Management Director in or for 2009. Certain Non-Management Directors have unexercised stock options granted prior to January 2007 when Non-Management Director compensation included stock options as opposed to restricted stock grants.

As of December 31, 2009, each Non-Management Director held the options listed in the table below:

	Number of	Number of
	Exercisable Options	Unexercisable
Name	at 12/31/09	Options at 12/31/09

Henry R. Davis	0	0
Robert J. Druten	20,000	0
Terrence P. Dunn	0	0
James R. Jones	40,000	0
Thomas A. McDonnell	40,000	0
Karen L. Pletz	30,000	0
Rodney E. Slater	0	0

(3)	All Other Compensation for the Non-Management Directors consists of:

	Group Term
	Life	AD&D	Charitable Matching
Name	Premiums	Premiums	Gifts(a)	Total

Henry R. Davis	$132	$17	$0	$149
Robert J. Druten	$132	$17	$22,300	$22,449
Terrence P. Dunn	$132	$17	$30,000	$30,149
James R. Jones	$132	$17	$30,000	$30,149
Thomas A. McDonnell	$132	$17	$30,000	$30,149
Karen L. Pletz	$132	$17	$0	$149
Rodney E. Slater	$132	$17	$0	$149

(a)	We provide a two-for-one Company match of eligible charitable contributions made by our Non-Management Directors. The maximum amount of contributions we will match in any calendar year for any director is $15,000. Of this $15,000 maximum, only half may be contributed to one organization.

(4)	Does not include consulting fees paid to Manatt Jones Global Strategies, as described in “Insider Disclosures — Certain Relationships and Related Transactions.”

AUDIT COMMITTEE REPORT

In accordance with the Audit Committee’s written charter duly adopted by the Board of Directors, we have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2009.

Management is responsible for the Company’s internal controls and the financial reporting process. KPMG LLP, the Company’s independent registered public accounting firm, is responsible for performing an independent audit of the Company’s consolidated financial statements and expressing an opinion on the effectiveness of the Company’s internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board and to issue a report thereon. Our responsibility is to monitor and oversee these processes on behalf of the Board of Directors.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

We discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. We met with the independent registered public accounting firm, with and without management present, to discuss the results of their audits, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

We have received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and have discussed with the registered public accounting firm its independence from management.

Based on the reviews and discussions referred to above, we recommended to the Board of Directors that the financial statements referred to above be included in the Company’s annual report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

The Audit Committee

Robert J. Druten, Chairman
Thomas A. McDonnell
Karen L. Pletz

This Audit Committee Report is not deemed “soliciting material”
and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Engagement

KPMG LLP (“KPMG”) served as our independent registered public accounting firm for the year ended December 31, 2009. KPMG performed professional services in connection with the audit of our consolidated financial statements we filed with the SEC under the Exchange Act, registration statements we filed with the SEC under the Securities Act of 1933, as amended (the “Securities Act”), and private offering documents. KPMG also audited the Company’s internal control over financial reporting as of December 31, 2009 and issued an attestation report.

Independent Registered Public Accounting Firm Fees

The following table presents the total fees for professional audit services and other services rendered by KPMG, the independent registered public accounting firm to KCS, for the years ended December 31, 2009 and 2008 (in thousands).

	Year Ended
	December 31,
	2009	2008

Audit fees	$2,160.0	$3,000.0
Audit-related fees(1)	565.0	616.5
Tax fees	38.0	28.0

Total	$2,763.0	$3,644.5

(1)	Primarily reflects fees related to debt offering documents and related to SEC filings.

Pre-Approval Policy

The Audit Committee must pre-approve the engagement of the independent registered public accounting firm to audit our consolidated financial statements.

The Audit Committee’s pre-approval policies and procedures, as described in its charter, provide that the Audit Committee will approve all fees for audit and non-audit services prior to engagement. The Chair of the Audit Committee is authorized to pre-approve any audit and non-audit services on behalf of the Audit Committee, provided that such decisions are provided to the full Audit Committee at its next scheduled meeting.

The Audit Committee pre-approved all services provided by KPMG for 2009.

Selection of KPMG as our Independent Registered Public Accounting Firm for 2010

The Audit Committee has selected KPMG as our independent registered public accounting firm to audit our 2010 consolidated financial statements and provide an attestation report on the effectiveness of our internal control over financial reporting as of December 31, 2010.

PROPOSAL 2 — RATIFICATION OF THE AUDIT COMMITTEE’S
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected KPMG as our independent registered public accounting firm to audit our 2010 consolidated financial statements and provide an attestation report on the effectiveness of our internal control over financial reporting as of December 31, 2010. KPMG served as our independent registered public accounting firm in 2009. We are seeking our stockholders’ ratification of the Audit Committee’s selection of our independent registered public accounting firm even though we are not legally required to do so. If our stockholders ratify the Audit Committee’s selection, the Audit Committee nonetheless may, in its discretion, retain another independent registered public accounting firm at any time during the year if the Audit Committee feels that such change would be in the best interest of KCS and its stockholders. Alternatively, if this proposal is not approved by stockholders, the Audit Committee may re-evaluate its decision. One or more representatives of KPMG are expected to be present at the Annual Meeting and will have the opportunity, if desired, to make a statement and are expected to be available to respond to appropriate questions from stockholders. As explained above in “How do we decide whether our stockholders have approved the proposals?” ratification of this proposal requires the affirmative vote of a majority of the shares of Voting Stock present at the Annual Meeting that are entitled to vote on the proposal, assuming a quorum is present.

YOUR BOARD RECOMMENDS THAT YOU VOTE
“FOR”
RATIFICATION OF THE AUDIT COMMITTEE’S
SELECTION OF KPMG LLP

COMPENSATION COMMITTEE REPORT

The Compensation Committee has received and discussed with management the disclosures contained in “Compensation Discussion and Analysis” in this Proxy Statement. Based on that review and analysis, we recommended to the Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement.

The Compensation Committee

Rodney E. Slater, Chairman
Henry R. Davis
Terrence P. Dunn
Karen L. Pletz

This Compensation Committee Report is not deemed “soliciting material”
and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

The Compensation Committee is responsible for establishing our executive compensation policies and overseeing our executive compensation practices. The Compensation Committee is comprised solely of Non-Management Directors, each of whom meets the independence requirements of the NYSE, qualifies as an outside director under Section 162(m) of the Code, and is considered a non-employee director under Rule 16b-3 under the Exchange Act.

The creation of stockholder value is the most important responsibility of our Board of Directors and executive officers. We own and operate a coordinated end-to-end railway linking vital commercial and industrial centers in the United States and Mexico. We aim to operate a rapidly growing, highly profitable, long-haul, cross-border railway network. Our executives will be required to execute consistently, efficiently, and well in order to realize our goal of being a strong, independent transportation company that consistently delivers exceptional service to its customers and increases stockholder value. Our Compensation Committee believes our compensation practices and programs are appropriately designed to incent our executives to meet this goal and to hold them accountable for our performance.

All references in this Compensation Discussion and Analysis to “Named Executive Officers” refer to our Chief Executive Officer, our Chief Financial Officer and the other executive officers for whom information is provided in the Management Compensation Tables below. Except for José Guillermo Zozaya Delano, who serves as the President and Executive Representative of KCSM and is based in Mexico, all of our Named Executive Officers are based in the United States. We sometimes refer herein to these officers as “U.S. Named Executive Officers.”

Role of Compensation Consultant

For assistance in fulfilling its responsibilities, the Compensation Committee retained the Independent Consultant to review and independently assess various aspects of our compensation programs, including the compensation of individuals serving as executives of KCSM, and to advise the Compensation Committee in making its executive compensation decisions for 2009. The Independent Consultant is engaged by and reports directly to the Compensation Committee and has been retained again for 2010. The Independent Consultant’s role in 2009 has been to provide market data, including market trend data, to the Compensation Committee, to advise the Compensation Committee regarding the Company’s executive compensation relative to the market data, and to make recommendations to the Compensation Committee regarding compensation structure and components. The Compensation Committee may or may not adopt the Independent Consultant’s recommendations. Typically, the

Compensation Committee considers internal factors, such as individual performance and Company strategy, in addition to the Independent Consultant’s recommendations.

Specifically, in 2009, the Independent Consultant:

•	analyzed the competitiveness of compensation provided to KCS’s Non-Management Directors;

•	assisted with administering the 2007-2009 long-term incentive program (“2007-2009 LTI”) and grant guidelines;

•	provided detail regarding current executive compensation trends;

•	reviewed and provided comments to the 2009 Compensation Discussion and Analysis;

•	reviewed the Company’s Annual Incentive Plan (“AIP”) as applied to senior and executive management of the Company;

•	assisted with developing the termination tables included in the 2009 Proxy Statement;

•	assisted with the development of the 2010 long-term incentive program (the “2010 LTI”) and grant guidelines; and

•	assisted with determining appropriate compensation for newly hired and promoted executives.

Peer Competitive Market Group

In early 2010, the Independent Consultant assisted the Compensation Committee in identifying the primary competitive market for the purpose of enabling the Compensation Committee to perform a benchmarking analysis of our executives’ base salaries, annual incentive compensation, and long-term incentive compensation. In connection with this analysis and prior benchmarking analyses, we have defined our primary United States and Mexico competitive market as transportation and mature, capital-intensive companies with annual revenues of less than $3.5 billion that participate in the Independent Consultant’s Executive Compensation Database. In 2010, with respect to our United States Named Executive Officers, this group was comprised of the following companies, all of which had revenues in 2009 between $658 million and $3.5 billion:

• A.O. Smith Corp.	• The GEO Group, Inc.	• National Semiconductor Corp.
• AGL Resources, Inc.	• Hayes Lemmerz International Inc.	• NorthWestern Corporation
• Alexander & Baldwin, Inc.	• Herman Miller Inc.	• Pinnacle West Capital
• Beckman Coulter, Inc.	• HNI Corp.	• PNM Resources Inc.
• Brady Corp.	• IDACORP Inc.	• Portland General Electric Co.
• Carpenter Technology Corp.	• IDEX Corporation	• The Scotts Miracle-Gro Company
• Cephalon Inc.	• JetBlue Airways Corporation	• Southern Union Co.
• Crown Castle International Corp.	• Kaman Industrial Technologies	• Terra Industries Inc.
• Donaldson Co. Inc.	• Kennametal Inc.	• Thomas & Betts Corp.
• DPL Inc.	• Magellan Midstream Partners LP	• The Toro Co.
• Dynergy, Inc.	• Martin Marietta Materials, Inc.	• Tupperware Brands Corp.
• Ferrellgas Partners LP	• Media General Inc.	• UIL Holdings Corp.
• Garmin Ltd.	• MetroPCS Communications Inc.	• UniSource Energy Corp.
• GATX Corp.	• Millipore Corp.	• Warnaco Group, Inc.
	• Mirant Corp.	• Westar Energy Inc.

With respect to Mr. Zozaya, this group was comprised of the following companies, all of which had revenues in 2009 between $388 million and $2.2 billion:

• Cemex	• Grupo Alfa	• Pepsico de México
• Coca-Cola Femsa	• Grupo KUO	• Pfizer México, S.A. de C.V.
• Gamesa	• Hewlett Packard	• Procter & Gamble
• Glaxo SmithKline	• IBM de México	• Sabritas
• GRUMA	• Kellogg	• Smurfit Carton y Papel de
	• Maseca	México, S.A. de C.V.

Philosophy

In August 2009, the Compensation Committee adopted a revised executive compensation philosophy consisting of the following elements:

Market competitive positioning

•	Base salary — We seek to provide competitive levels of fixed compensation that reflect our executives’ respective job scopes and responsibilities. The base salary is intended to provide a regular base income for an executive, commensurate with his or her position and to reward the acquisition of critical skills and competencies. On average, we seek to pay executives a base salary that is at about the local country market 50th percentile, subject to incumbent-specific and internal equity/value considerations.

•	Target annual incentive award opportunities — Target annual incentive awards are intended to approximate the market median in the U.S., the target award for executives based in Mexico may be above the market median practice in Mexico.

Role of incentive compensation

•	Annual Incentives — The purpose of our annual cash incentive awards is to motivate and reward the achievement of predetermined company financial goals that are based on the needs of the business. Annual incentive program awards for Named Executive Officers are awarded based on achievement of Company performance measures that are designed to provide target awards for year-over-year financial improvement.

•	Long-Term Incentives — Our long-term incentives are designed to encourage executive retention, align the interests of our executives with those of our stockholders, facilitate executive stock ownership and reward the achievement of long-term financial goals.

The Compensation Committee believes our executive compensation program will achieve the following objectives:

•	Facilitate the attraction and retention of highly-qualified executives;

•	Motivate our executives to achieve our operating and strategic goals;

•	Align our executives’ interests with those of our stockholders by rewarding them in accordance with the creation of stockholder value; and

•	Deliver executive compensation in a responsible and cost-effective manner.

Elements Of Compensation

The primary elements of our 2009 executive officer compensation package are described below. The amount and types of elements differ between our U.S. and Mexico executives as a result of custom, traditions, compensation statutes and tax law differences.

Compensation Element	Purpose	Characteristic

Base Salary	To provide a fixed element of pay for an individual’s primary duties and responsibilities.	Base salaries are reviewed annually and are set based on competitiveness versus the external local country market, and internal equity considerations.

Annual Incentive	To encourage and reward the achievement of specified financial goals on an annual basis.	Performance-based cash award opportunity; amount earned is based on actual results relative to pre-determined goals. Target incentive award payouts are set at approximately the U.S. market 50th percentile.

Restricted Stock	To align the executives’ interests with those of investors (via creation of stockholder value), to encourage stock ownership, and to provide an incentive for retention.	Service-based long-term incentive opportunity; award value depends on share price.

Performance Stock	To reward performance related to achievement of pre-determined financial goals, to align the executives’ interests with those of investors (via creation of stockholder value), to encourage stock ownership, and to provide an incentive for retention.	Performance shares are earned on a pro rata basis, conditioned upon achievement of predetermined one-, two- and three-year performance goals. The earned performance share awards will not vest or be delivered until the end of the three-year program period. Award value depends on share price.

Stock Options	To facilitate the attraction and stockholder alignment of new hires and promoted executives, and to provide a retention incentive for other executives.	Performance based long-term incentive opportunity; amounts realized are dependent upon share price appreciation.

Perquisites	To provide a level of perquisites typically provided at U.S. companies against which KCS competes for U.S. executive talent, and to provide perquisites to KCSM’s executives as required by Mexican law.	In the U.S., KCS pays for country club initiation fees (but not membership dues), financial planning services, fees for donor advised funds, and other perquisites as described under “Perquisites” on page 41 below. For all executives, KCS provides an annual physical exam (provided through KCS’s medical plan). In Mexico, we provide the following perquisites: (1) annual Christmas bonus, (2) vacation and vacation premium payments, (3) food stipend, (4) automotive allocation or leased company car, (5) gasoline coupons, (6) 100% of the executive’s share of social security fees, and (7) a limited reimbursement of expenses for financial planning services.

Compensation Element	Purpose	Characteristic

Benefits	To provide for basic life and disability insurance, medical coverage, and retirement income.	For U.S. employees, KCS matches employee 401(k) contributions (100% match up to 5% of salary up to the statutory limit), pays a portion of premiums for medical coverage, pays premiums for short-term disability coverage, pays premiums for 50% coverage for long-term disability and pays premiums for AD&D coverage up to 2 1/2 times the annual salary for each employee up to a maximum of $500,000. For U.S. and Mexico employees, KCS provides a basic amount of group life insurance coverage. Additionally, KCS provides all U.S. employees with the opportunity to semi-annually purchase a specified number of shares of KCS Common Stock at a discount, subject to Board of Director approval. For U.S. executives, KCS has an “Executive Plan” that provides a benefit based on an amount equal to 10% of the excess of (a) an executive’s base salary times the percentage specified in his or her employment agreement over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan. In Mexico, KCS matches executives’ contributions into a savings fund up to certain legal limits.

Details regarding these elements, as well as other components and considerations of our executive compensation strategy, are set forth below.

Compensation Determination and Implementation

The Compensation Committee uses benchmark analyses of our peer companies, internal pay equity analyses and other tools in setting the compensation of senior management on an annual basis. In addition, the Compensation Committee periodically utilizes tally sheets to review overall compensation packages. The Compensation Committee uses executive compensation analyses prepared by the Independent Consultant to confirm that the compensation packages for our NEOs are in line with the compensation philosophy adopted by the Compensation Committee.

Pay packages for the top executives are recommended by our CEO to the Compensation Committee early each year. The CEO and the Compensation Committee, with the advice of the Independent Consultant, consider competitive market data on salaries, target annual incentives and long-term incentives, as well as internal equity and each executive’s individual responsibility, salary grade, experience, and overall performance. The analysis of these factors is qualitative in nature, and the Compensation Committee does not give any specific weighting to any of these factors. The Compensation Committee reserves the right to materially change compensation for situations such as a material change in an executive’s responsibilities. The amount of compensation realized or potentially realizable by our executives does not directly impact the level at which future pay opportunities are set or the programs in which they participate.

The targeted total direct compensation levels for our executives are, generally, at the 50th percentile of observed local country market practices as determined by compensation surveys. Please see the “Compensation Committee Review of our Executive Compensation Program” for disclosure regarding where actual payments fall within targeted compensation levels.

A single award of restricted stock and performance stock covering a three-year period was issued to the Named Executive Officers under the Company’s long-term incentive program in January 2007 (see “Long-Term Incentives” for a more detailed discussion of this program). In addition, a one-time grant of restricted stock and stock options was issued to the Named Executive Officers under the Company’s new long-term incentive program adopted by the Compensation Committee on March 1, 2010 following the expiration of the 2007-2009 LTI (see “Long-Term Incentives” for a more detailed discussion of the program).

Special one-time equity awards, generally in the form of stock options and/or restricted stock, are granted to newly-hired executives and executives receiving promotions. The number of awards granted to newly-hired or promoted executives are recommended by the CEO and the Senior Vice President — Human Resources, with the advice of the Independent Consultant, and set by the Compensation Committee based on consideration of the competitive market and on similar factors used in determining awards to existing management.

We do not time stock option grants or other equity awards to our executives with the release of material non-public information.

Base Salary

Named Executive Officers are paid a base salary to provide a basic level of regular income for services rendered during the year. The Compensation Committee, taking into account recommendations from the CEO and advice from the Independent Consultant, determines the level of base salaries and annual adjustments, if any, for the Named Executive Officers and other senior executives for whom the Compensation Committee has responsibility. Although the Company generally targets the 50th percentile of the peer group for the relevant country in setting base salary levels, actual executive salaries may vary from this targeted 50th percentile positioning as the Compensation Committee considers each Named Executive Officer’s level of responsibility, experience, our performance, and internal equity considerations, as well as whether a Named Executive Officer’s individual performance was strong or weak. The Compensation Committee exercises subjective judgment and varies the weightings of these factors with respect to each Named Executive Officer.

Given the state of the economy and its negative impact on the Company’s financial results, the CEO recommended to the Compensation Committee in early 2009 that the base salaries of all management employees of the Company, including the Named Executive Officers, be frozen at 2008 levels as a means to manage expenses. The CEO also recommended that the management salary levels be reviewed mid-year 2009 in the event of a positive change in the state of the economy. The Compensation Committee agreed with this recommendation and did not make any changes to management salaries, including the Named Executive Officers, in early 2009. The CEO determined mid-year 2009 that the economic conditions had not improved sufficiently for the Company to provide base salary increases at that point. However, given a moderate improvement in the economy in the third quarter and the Company’s excellent cost and operational management in the negative economic climate, the CEO recommended to the Compensation Committee in October 2009 that the base salaries of all management employees in the United States and Mexico, including those of the Named Executive Officers, be increased by 2%. The Compensation Committee reviewed the Company’s financial results through the date of the request and discussed in detail with management the Company’s expense reduction and operational changes taken in light of the economic downturn, as well as the impact of such actions on the Company’s financial condition, and approved the base salary increase.

Annual Incentive Awards

In February 2009, the Compensation Committee approved the 2009 Annual Incentive Plan (the “2009 AIP”) model for our Named Executive Officers. In order for there to be any payout to our Named Executive Officers under the 2009 AIP, the Company was required to generate positive unadjusted free cash flow on a consolidated basis and achieve a consolidated operating ratio at least equal to its 2008 consolidated operating ratio of 78.9%. Unadjusted free cash flow is defined as cash flow from operations, less cash used for capital expenditures and other investment activities (including capital expenditures), less dividends paid.

The 2009 AIP model approved by the Compensation Committee for our Named Executive Officers provided that if the Company generated positive unadjusted free cash flow on a consolidated basis and achieved a consolidated operating ratio of at least 78.9%, the amount of the AIP payments to our Named Executive Officers would be based solely on consolidated operating ratio of the Company at the level set forth below. The Compensation Committee determined that in a bad economy it was extremely important for senior management of the Company to focus on managing cash and controlling operating expenses. Previously, the AIP performance goal was based on several metrics, including consolidated operating ratio. Positive unadjusted free cash flow was added as a metric and all other metrics other than consolidated operating ratio were removed as a result of the review of the AIP described below.

As part of its annual review of executive compensation of the Company, the Compensation Committee directed the Independent Consultant in the fall of 2008 to conduct a thorough review of the Company’s AIP as applied to the Company’s senior executive management. This plan is the primary annual incentive program covering senior executive management, which is the same group covered by other analyses conducted for the Company by the Independent Consultant. The study assessed the AIP in light of sound and logical compensation principles, consistency with current design practices at other major U.S. companies, and alignment with the Company’s own business objectives, talent management and compensation strategies.

Based on the Independent Consultant’s study, the Compensation Committee concluded that most aspects of the AIP were aligned not only with market practices, but also with the Company’s compensation philosophy for executives. The study noted several areas of ongoing focus for the Company and encouraged the Compensation Committee to pay particular attention to these design elements every year. The specific areas noted by the report included the number and mix of performance metrics covered under the AIP, as well as the relationship between these metrics and the performance metrics used in the Company’s long-term performance grants. The Compensation Committee has reviewed the results of the study, and reflected the conclusions in the design of the 2009 AIP.

Each Named Executive Officer was assigned incentive targets at the threshold, target and maximum incentive performance levels that were a percentage of the Named Executive Officer’s 2009 base salary, as follows:

	Threshold Performance	Target Performance	Maximum Performance
Named Executive Officer	Level	Level	Level

Mr. Haverty	50%	100%	200%
Mr. Upchurch	30%	60%	120%
Mr. Starling	35%	70%	140%
Mr. Ottensmeyer	30%	60%	120%
Mr. Zozaya	30%	60%	120%

The target percentage assigned for each performance level depended on the executive’s salary grade and was set such that the amount of the potential payment would maintain the Named Executive Officer’s target total direct compensation at the approximate market 50th percentile level.

Following are the 2009 operating ratio incentive targets, as well as the percentage payout of the executive’s total incentive target for these metrics:

		Percentage Payout at
Performance Level	Consolidated Operating Ratio	Total Incentive Target

Threshold	78.9%	50%
Target	77.9%	100%
Maximum	76.9%	200%

For the year ended December 31, 2009, the Company had negative free cash flow and the consolidated operating ratio was 81.9%. As a result of the fact that the Company did not generate positive unadjusted free cash flow in 2009, the Compensation Committee determined that the Named Executive Officers had not earned a 2009 AIP payment.

Each year, the Compensation Committee will determine whether an annual cash incentive program will be adopted for that year and will establish participation, award opportunities and corresponding performance measures and goals, considering general market practices and its own subjective assessment of the effectiveness of such program in meeting its goals of motivating and rewarding the Company’s executives. See “2010 Annual Incentive Plan” for a discussion of the AIP model adopted for 2010.

2009 Bonus Payment

In late 2009, the CEO of the Company proposed to the Compensation Committee that it consider approving a discretionary bonus payment to all management employees of the Company based on the Company’s performance in the second half of the year in the face of a weak economy. The CEO also opined that he believed the payment of such a bonus would be a positive signal to employees and may help the Company retain quality, experienced employees who could seek other employment as the economy improves. The CEO illustrated the cost management and operational changes made by the Company to improve the financial and operational results of the Company in the second half of the year including:

•	Reducing expenses including through the selective reduction of personnel;

•	Assumption of additional workloads by management employees as a result of personnel reductions;

•	Freezing salaries of management employees through three quarters of 2009 with a small percentage increase in the last quarter of 2009;

•	Elimination of management educational expense assistance in 2009;

•	Revisions to the Company’s management relocation program to reduce the overall expenses of the program;

•	Changing the Company’s management healthcare provider to reduce premium costs while maintaining substantially similar benefits;

•	Discontinuing Sunday customer freight deliveries;

•	Reducing crew changes and overtime pay; and

•	Reducing casualty expenses.

The CEO advised the Committee that he believed the Company’s financial and operating results in the first half of 2009 were caused primarily by the worldwide economic downturn resulting in a severe recession that very negatively affected financial results. The CEO suggested that the Compensation Committee base the discretionary bonus payment on the metrics established for the 2009 AIP measuring the results of the Company in the second half of 2009 against such metrics, and limiting the maximum payout to 50% of the target payment to reflect the fact that only the results for the second half of 2009 were being used to determine eligibility for a payment.

The Compensation Committee agreed to consider approving such a payment following its review of the Company’s 2009 audited financial statements. The Compensation Committee also engaged in discussion with management about the continued cost savings going forward as the economy improved and received assurance from management that it would work to avoid unnecessary expense increases as the economy improved. The Company achieved positive free cash flow in the second half of 2009 and an operating ratio of 77.8%. In addition, the Company’s stock price increased significantly during the second half of 2009. The Compensation Committee considered these factors and authorized the discretionary bonus payment to all members of management, including the Named Executive Officers, on March 1, 2010.

The 2009 discretionary bonus payment amounts awarded to each Named Executive Officer are set forth in the “Bonus” column in the Summary Compensation Table.

If our financial results are restated after the payment of incentive awards to executives, the Compensation Committee will review any repayment actions to be taken on a case-by-case basis.

Long-Term Incentives

2008 Stock Option and Performance Award Plan (the “2008 Plan”).  The purpose of the 2008 Plan is to allow employees, directors and consultants of KCS and its affiliates to acquire or increase equity ownership in the Company. The 2008 Plan provides for the award of stock options (including incentive stock options), restricted shares, restricted share units, bonus shares, stock appreciation rights (“SARs”), limited stock appreciation rights (“LSARs”), performance units and/or performance shares to officers, directors and employees. Awards under the 2008 Plan are made in the discretion of the Compensation Committee, which is empowered to determine the terms and conditions of each award. Specific awards may be granted singly or in combination with other awards. The 2008 Plan was approved by the stockholders of the Company on October 7, 2008 and replaced the 1991 Amended and Restated Stock Option and Performance Award Plan (the “1991 Plan”), which ceased being used on October 14, 2008 with respect to the issuance of new awards. The purpose of the 1991 Plan and the types of awards provided for in the 1991 Plan were generally the same as the 2008 Plan. Awards granted under the 1991 Plan continue to be governed by that plan and their respective award agreements until vesting or expiration. The stock options and restricted share awards described in the Non-Management Director Compensation Table and Summary Compensation Table were awarded under the 1991 Plan or the 2008 Plan.

2007-2009 Executive Long-Term Incentive Program

Prior to March 2005, we relied on stock option grants as the primary long-term incentive award vehicle for our executives. Starting with the March 2005 long-term incentive grants to executives, we adopted a strategy of awarding service-based restricted shares as our sole long-term incentive award vehicle in an effort to enhance executive retention and increase executive stock ownership. These awards vest at the completion of five years of service by the executive following the award grant.

In 2006, our Board of Directors and Compensation Committee expressed an interest in linking our long-term incentive stock awards more closely to our performance in order to provide an incentive to executives to meet or exceed our long-term performance goals. We believe that stock-based long-term incentives serve to motivate executive officers to focus their efforts on activities that will enhance stockholder value over the long term, thus aligning their interests with those of the Company’s stockholders.

Accordingly, on September 19, 2006, the Compensation Committee adopted a new Executive Long-Term Incentive Grant program (the “2007-2009 LTI Program”). On January 17, 2007, pursuant to the terms of the 2007-2009 LTI Program, the Compensation Committee granted our executives a stock grant comprised of performance shares (60% weighting) and restricted shares (40% weighting) to cover the performance period of 2007 through 2009. Performance shares were earned yearly over the three-year period on a pro rata basis, conditioned upon continued employment and achievement of predetermined one-, two- and three-year performance goals. The earned performance share awards and restricted stock awards vested on January 17, 2010. The performance metrics in the 2007-2009 LTI Program were operating ratio (50% weighting), earnings before interest, taxes, depreciation and amortization (“EBITDA”) (25% weighting), and return on capital employed (“ROCE”) (25% weighting).

Based on the recommendations of our senior management, which based its recommendations on performance metrics contained in our long-term financial performance plan, the Compensation Committee adopted the following performance goals as the performance metrics for the 2007-2009 performance periods:

				Earned
	Operating			Percentage
Performance Level	Ratio (50%)	EBITDA (25%)	ROCE (25%)	of Incentive Target

2007
Threshold	79.99%	$500 million	7.9%	50%
Target	79.8%	$549 million	8.6%	100%
Maximum	78.5%	$649 million	10.1%	200%

2008
Threshold	Better of 2007 Operating Ratio Target (79.8%) or 2007 Actual Operating Ratio	Better of 2007 EBITDA Target ($549 million) or 2007 Actual EBITDA	Better of 2007 ROCE Target (8.6%) or 2007 Actual ROCE	0%
Target	78.5%	$649 million	10.1%	100%
Maximum	76.8%	$776 million	11.7%	200%

2009
Threshold	Better of 2008 Operating Ratio Target (78.5%) or 2008 Actual Operating Ratio	Better of 2008 EBITDA Target ($649 million) or 2008 Actual EBITDA	Better of 2008 ROCE Target (10.1%) or 2008 Actual ROCE	0%
Target	76.8%	$776 million	11.7%	100%
Maximum	75.4%	$921 million	13.4%	200%

Following are the Company’s performance metric results after taking into account certain Company-specific adjustments for 2007, 2008 and 2009, as well as the percentage of performance shares earned for each year based on such results:

				Percentage of
	Operating			Performance
Year	Ratio (50%)	EBITDA (25%)	ROCE (25%)	Shares Earned

2007	79.2%	$533.2 million	8.7%	120.2%
2008	78.9%	$565.9 million	8.694%	61.7%
2009	81.9%	$457.0 million	5.5%	0%

2010 Executive Long-Term Incentive Program

During 2009, the Compensation Committee and management began to develop a new long-term incentive plan to replace the 2007-2009 LTI Program following its expiration in early 2010 (the “2010 LTI Program”). The Independent Consultant was engaged to assist in the process, including performing interviews with each member of the Compensation Committee and with members of senior management, to help the Compensation Committee develop guiding principles, and to provide input and design alternatives for the Compensation Committee’s consideration.

Following discussions with Compensation Committee members and management, several guiding principles were outlined to help guide the development of the 2010 LTI Program. Specifically, the Company concluded that the 2010 LTI Program should:

•	Motivate sustained improvement in the Company’s operating performance;

•	Support execution of the Company’s long-term business strategy;

•	Provide a balanced program based on performance, share price leverage and employee retention;

•	Maintain flexibility to dovetail with other talent management tools of the Company;

•	Maintain the Company’s external competitiveness; and

•	Be simple and transparent.

Consistent with these principles, the Company articulated a desire to focus the 2010 LTI Program on retention and performance-based upside potential. Management of the Company suggested that the 2010 LTI Program should be a one-year program, rather than a multi-year program, because the economic climate made it difficult to determine longer-term strategic goals with any level of certainty. Further, management suggested that the Company return to a multi-year long-term incentive program starting in 2011.

On March 1, 2010, the Compensation Committee approved the 2010 LTI Program, which is comprised of a one-time grant of non-incentive stock option awards (50%) and restricted stock (50%). Each of the stock option awards and the restricted stock awards become fully-vested at the end of the three-year period following the grant date of March 1, 2010.

To provide a further incentive to management to increase the Company’s stock price, the Compensation Committee included a vesting accelerator for each type of award, stipulating that the option awards may become exercisable early, and the restricted stock awards may vest early, in three tranches for each 10% compounded increase in the Company’s stock price over the fair market value of the common stock on the grant date of the awards. In order to vest early, the stock price must remain at the increased level for 30 consecutive trading days. The option exercise price is the fair market value of the Company’s common stock as defined in the 2008 Plan, which is the closing market price of the stock as reported by the New York Stock Exchange on the date of grant, which on March 1, 2010 was $35.41 per share. Based on this price, the awards will vest early as follows:

Portion of Stock Options That Become
Cumulatively Exercisable and Restricted
Stock That Becomes Cumulatively	Target Share Price Goal -
Vested	30 Consecutive Trading Days

1/3 of Total Options/Shares Awarded	$38.95
1/3 of Total Options/Shares Awarded	$42.85
1/3 of Total Options/Shares Awarded	$47.14

The following awards were granted to the Company’s Named Executive Officers under the 2010 LTI Program:

		Number of Shares of
	Number of Non-Incentive Stock	Restricted Stock
	Options Granted Under the 2010	Granted Under the
Name	LTI Program	2010 LTI Program

Michael R. Haverty	49,200	23,500
Michael W. Upchurch	13,700	6,500
David L. Starling	20,600	9,800
Patrick J. Ottensmeyer	13,700	6,500
José Guillermo Zozaya Delano	13,700	6,500

Perquisites

Certain perquisites are provided to the Named Executive Officers. The types and amount of perquisites vary between our U.S. and Mexico executives as a result of custom, tradition, compensation statutes and tax laws. For U.S. executives, we have historically paid and continue to pay country club initiation fees (with monthly dues paid by the executive). For all executives, we provide an annual physical exam through our medical plan. In addition, all U.S. management employees are given the opportunity to use our stadium and arena suites to the extent the suites are not being used for business purposes. Also, spouses of our U.S. and Mexico executives may at times travel with the executives on chartered or commercial flights to the extent the spouse’s presence is required and/or requested for a business event. Executives may also use the services of their administrative assistants for limited personal matters. Our charitable matching gift program for U.S. employees is described in Note 6 to the Summary Compensation

Table and may be considered a perquisite. The Company also matches gifts out of donor advised funds in accordance with the terms of the Company’s matching gift policy as if the gift were made directly by the executive.

We also reimburse financial counseling expense for our Named Executive Officers up to a stated limit. The maximum amount of the annual reimbursement under this program for our CEO is $8,000. The maximum amount of the annual reimbursement under this program for our other Named Executive Officers is $5,000. We also pay for three years’ of the administrative fees charged by the Greater Kansas City Community Foundation (“GKCCF”) related to donor advised funds established by our U.S. executives at the GKCCF. These fees are paid out of funds from the Company’s charitable foundation, which is administered by the GKCCF.

Consistent with applicable law and perquisite practices in Mexico generally, we provide the following perquisites to our Named Executive Officers based in Mexico: (1) annual Christmas bonus equal to 30 days of wages or salary (Mexican law requires an annual Christmas bonus equal to at least 15 days of wages or salary), (2) vacation and vacation premium payments of 50% (Mexican law requires a vacation premium of at least 25%), (3) food stipend (up to a maximum of 1,747 Mexican pesos per month under Mexican law), (4) automotive allocations or use of a leased company car (and maintenance for the leased car), (5) gasoline coupons, (6) 100% payment of the employee’s social security fees and (7) a limited reimbursement of expenses for financial planning services in accordance with the KCS Financial Planning Reimbursement Policy. The annual Christmas bonus is a payment in the amount equal to one month’s salary, prorated based on time with the Company. Executives based in Mexico have a number of vacation days as set forth in their respective employment agreements and a corresponding vacation premium equal to 50% of their earned vacation days, generally paid on or around their annual anniversary date, in accordance with the Company’s payroll policy.

The Compensation Committee believes these perquisites are conservative, but reasonable and consistent with our overall compensation program, industry practice and applicable law, and better enable the Company to attract and retain high-performing employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to our Named Executive Officers. The Compensation Committee does not plan to materially increase the perquisites currently provided, subject to, with respect to our Named Executive Officers based in Mexico, requirements under Mexican law.

Benefits

We provide certain benefit programs that are designed to be competitive within the marketplace from which we recruit our employees. The majority of employee benefits provided to our Named Executive Officers are offered through broad-based plans available to our management employees generally.

KCS 401(k) and Profit Sharing Plan (the “401(k) Plan”).  Our 401(k) Plan is a qualified defined contribution plan. Eligible U.S. employees may elect to make pre-tax deferral contributions, called 401(k) contributions, to the 401(k) Plan of up to 75% of Compensation (as defined in the 401(k) Plan) subject to certain limits under the Code. We will make matching contributions to the 401(k) Plan equal to 100% of a participant’s 401(k) contributions and up to a maximum of 5% of a participant’s Compensation. Our matching contributions for the 401(k) Plan vest over five years as follows:

•	0% for less than two years of service;

•	20% upon two years of service;

•	40% upon three years of service;

•	60% upon four years of service; and

•	100% upon five years of service.

We may also make, in our discretion, annual profit sharing contributions to the 401(k) Plan in an amount not to exceed the maximum allowable deduction for federal income tax purposes and certain limits under the Code. Only employees who have met certain standards as to hours of service are eligible to receive profit sharing contributions. No minimum contribution is required. Each eligible participant, subject to maximum allocation limitations under the Code, is allocated the same percentage of the total contribution as the participant’s Compensation bears to the total Compensation of all participants. Profit sharing contributions are 100% vested when made. No profit sharing contributions were made in 2009.

Participants may direct the investment of their accounts in the 401(k) Plan by selecting from one or more of the diversified investment funds available under the 401(k) Plan, including a fund consisting of our Common Stock.

Employee Stock Ownership Plan (“ESOP”).  The ESOP is designed to be a qualified employee stock ownership plan for our U.S. employees for purposes of investing in shares of our Common Stock. The ESOP also holds a limited number of shares of common stock of Janus Capital Group, Inc. (“Janus”), which was formerly known as Stilwell Financial Inc. Effective as of January 1, 2009, participation was frozen and no new participant will enter the plan. All participants in the ESOP are fully vested, and all shares held by the ESOP have been allocated to participants’ accounts.

Executive Plan.  In order to provide executives with competitive retirement and savings plans, we maintain a supplemental benefit plan for those U.S. executives who have an employment agreement with the Company. Our Executive Plan provides a benefit based on an amount equal to 10% of the excess of (a) an executive’s base salary times the percentage specified in his or her employment agreement (ranging from 145% to 175%) (see the “Management Compensatory Tables Summary Compensation Table — Narrative to Summary Compensation Table”) over (b) the maximum compensation that can be considered for benefit purposes in a qualified retirement plan. Payments are generally made annually under this plan and executives receive such payments in restricted stock, which may be forfeited in the event of termination of employment prior to the end of the twelve-consecutive-month period beginning on the grant date.

Other Benefits.  For our U.S. employees, we pay a portion of premiums for medical coverage, pay premiums for short-term disability coverage, pay premiums for 50% coverage for long-term disability and pay premiums for AD&D coverage up to 2 1/2 times the annual salary for each employee up to a maximum of $500,000. For U.S. and Mexico executives, we provide a basic amount of group life insurance coverage. Additionally, we provide eligible U.S. employees with the opportunity to purchase KCS Common Stock at a discount under Kansas City Southern 2009 Employee Stock Purchase Plan, which plan is intended to satisfy Section 423 of the Code.

Benefits Provided for KCSM Executives.  We provide accident, medical and life insurance for our executives based in Mexico. Each of our Named Executive Officers based in Mexico may contribute to a savings fund up to 13% of his base salary up to Ps. 2,078 monthly, the legal maximum. We make a matching contribution to each such Named Executive Officer’s savings fund. In addition, we are required under Mexican law to make certain severance payments to any employee (including a Named Executive Officer) who is terminated without cause. See “Severance Compensation” for a more detailed discussion of these payments.

Pay Mix

The percentage of a Named Executive Officer’s total compensation that is comprised by each of the compensation elements is not specifically determined, but instead is a result of the targeted competitive positioning for each element (i.e., local country market 50th percentile for base salaries, U.S. market 50th percentile for annual incentives, and long-term incentives and below market median for perquisites and benefits, except as may be required by applicable Mexican law). Generally, long-term incentives comprise a significant portion of a Named Executive Officer’s total compensation. This is consistent with the Compensation Committee’s desire to reward long-term performance in a way that is aligned with stockholders’ interests. In 2009, the target pay mix for each of the Named Executive Officers was as follows:

	Base	Annual	Long-Term
	Salary	Incentive	Incentive
Named Executive Officer	(%)	(%)	(%)

Michael R. Haverty	21.6%	21.6%	56.8%
Michael W. Upchurch	25.0%	15.0%	60.0%
David L. Starling	21.7%	15.2%	63.2%
Patrick J. Ottensmeyer	30.0%	18.0%	52.0%
José Guillermo Zozaya Delano	30.6%	18.4%	51.0%

Executive Stock Ownership Guidelines

In 2006, we implemented stock ownership guidelines for our Named Executive Officers and other members of senior management, requiring the Named Executive Officers and other members of management to own a certain number of shares of Company common stock. Under these guidelines, a fixed share approach is used, with the number of shares required for each executive determined by salary grade. The ownership requirement for each salary grade was calculated in 2006, in two steps:

•	First, a dollar value was calculated by multiplying a factor (ranging from 1 to 5) by the salary grade midpoint.

•	Second, this dollar amount was divided by the one-year average daily closing stock price (at the time the guidelines were established) to determine a “fixed” number of shares to serve as the ownership guideline going forward.

The employee stock ownership guidelines for the Named Executive Officers are as follows:

	Number of Shares	Value of Shares
	Required	Required(a)

Michael R. Haverty	147,400	$4,906,946
Michael W. Upchurch	38,700	$1,288,323
David L. Starling	72,100	$2,400,209
Patrick J. Ottensmeyer	38,700	$1,288,323
José Guillermo Zozaya Delano	38,700	$1,288,323

(a)	Value of shares required is based on the Company’s closing stock price as of December 31, 2009.

The Compensation Committee will periodically review the continued appropriateness of the fixed share ownership guidelines. Executives are given five years, commencing on the later of the date the guidelines were implemented or their start date, to meet the required share holdings. If an executive fails to timely comply with the ownership guidelines, then not less than 50% of any future annual incentives will be paid in restricted shares until compliance is achieved.

Shares that count in determining compliance with the stock ownership guidelines are shares beneficially owned by the executive, shares held by the executive in any KCS benefit plan, restricted shares at the time of grant (even if not yet vested), performance shares when earned (even if not yet vested), and shares issued and retained on exercise of stock options.

Change in Control Benefits

Purpose.  Various compensation arrangements provide for award and account vesting and separation pay for our Named Executive Officers upon a change in control (see the discussion of change in control triggers below) or the occurrence of certain events after a change in control. Please see the “Potential Payments upon Termination of Employment or Change in Control” for a discussion of why the Compensation Committee believes the current levels of post-employment termination compensation and benefits are appropriate and consistent with our compensation objectives. These arrangements are designed to:

•	preserve our ability to compete for executive talent;

•	provide stability during a change in control by encouraging executives to cooperate with and achieve a change in control approved by the Board, without being distracted by the possibility of termination of employment or demotion after the change in control; and

•	encourage an acquirer to evaluate whether to retain our executives by making it more expensive to dismiss our executives rather than its own.

Summary of Benefits.  In the event of a termination of employment by the Company without “cause” in the case of our U.S. Named Executives Officers, or without “just cause” in the case of Mr. Zozaya, or a resignation by a U.S. Named Executive Officer for “good reason” (as defined below), or a resignation for “unjust causes” in the case of Mr. Zozaya, within a three year period after a change in control with respect to Messrs. Haverty and Ottensmeyer for a resignation for good reason, and within a two-year period after a change in control with respect to Messrs. Starling, Upchurch and Zozaya for a termination without cause or a resignation for good reason, the executives receive the following benefits pursuant to the terms of their respective employment agreements:

Cash Severance	• Haverty: Salary x 3 x 1.6767
• Starling: Salary x 2 x 1.75
(paid in a lump sum)	• Ottensmeyer: Salary x 3 x 1.75
• Upchurch: Salary x 2 x 1.60
• Zozaya: Salary x 2 x 1.00 (subject to adjustment as described below)

Unvested Equity Awards	• Become immediately vested, generally upon occurrence of a change in control

Health and Welfare Benefits
•  Medical, prescription and dental continue for 3 years at the cost of the Company for Messrs. Haverty and Ottensmeyer, and for one year for Messrs. Starling and Upchurch at the rate that would be charged to an active employee with similar coverage. Mr. Ottensmeyer may continue medical, prescription and dental coverage until age 60 at his cost, which cost may be no more than the cost of such benefits to active or retired peer executives at the Company prior to the change in control. Each of Messrs. Haverty and Ottensmeyer may continue medical and prescription coverage following the attainment of age 60, at the cost of the executive, which cost may be no more than the cost of such benefits to active or retired peer executives at the Company immediately prior to the change in control.

Excise-Tax Protection and Tax Gross-Up
•  Messrs. Haverty and Ottensmeyer are eligible to receive payment for excise taxes incurred as a result of any excess parachute payments, as well as a tax gross-up for income taxes payable as a result of the excise tax reimbursement

• Messrs. Upchurch Starling and Zozaya are not eligible to receive payment for excise taxes incurred as a result of any excess parachute payments or any tax gross-up.

Although the employment agreements of Messrs. Haverty and Ottensmeyer contain the excise tax protection and tax gross-up provisions described above, the Compensation Committee directed in 2006 that, going forward, no new employment agreements contain such provisions. In addition, the health and welfare benefits contained in the Company’s U.S. executive employment agreements has been modified to limit this benefit to one year of medical and dental coverage paid for by the Company following a change in control.

Termination Provisions of Employment Agreements of U.S. Named Executive Officers

Definition of “cause” and “good reason.” The employment agreements of Messrs. Haverty, Upchurch, Starling and Ottensmeyer generally define “cause” in the context of a termination of employment prior to a change in control to include:

•	breach of the executive’s employment agreement by the executive;

•	dishonesty involving the Company;

•	gross negligence or willful misconduct in the performance of his duties;

•	failure to substantially perform his duties and responsibilities, including willful failure to follow reasonable instructions of the Board, President or other officer to whom he reports;

•	breach of an express employment policy;

•	fraud or criminal activity;

•	embezzlement or misappropriation; or

•	breach of fiduciary duty to the Company.

The employment agreements of the U.S. Named Executive Officers generally define “cause” in the context of a termination of employment after a change in control to mean commission of a felony or a willful breach of duty, but excluding:

•	bad judgment or negligence;

•	an act or omission believed by the executive in good faith to be in or not opposed to the interest of the Company, without intent to gain a profit to which he is not entitled;

•	an act or omission with respect to which a determination could be made by the Board that the executive met the standard of conduct entitling him to indemnification by the Company; or

•	an act or omission occurring more than 12 months before the date on which any member of the Board knew or should have known about it.

The employment agreements of the U.S. Named Executive Officers generally define “good reason” in the context of a resignation by the executive after a change in control to include:

•	assignment to the executive of duties inconsistent with his position, authority or duties that result in a diminution or other material adverse change in his position, authority or duties;

•	for Messrs. Haverty and Ottensmeyer, a failure by the Company to comply with the change in control provisions in the agreement;

•	requiring the executive to be based more than 40 miles away from the location where he was previously employed;

•	for Messrs. Haverty and Ottensmeyer, any other material adverse change in the executive’s terms and conditions of employment;

•	for Messrs. Haverty and Ottensmeyer, any termination by the Company of executive’s employment other than as expressly permitted in the agreement;

•	for Messrs. Upchurch and Starling, a material diminution in compensation; or

•	for Messrs. Upchurch and Starling, any other action or inaction by the Company that constitutes a material breach of the agreement.

Triggering Events.  Messrs. Haverty’s and Ottensmeyer’s employment agreements generally provide that the following events (which we refer to as “triggering events”) constitute a “change in control”:

•	for any reason at any time less than 75% of the members of our Board shall be incumbent directors, as described in the agreement; or

•	any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) other than us shall have become after September 18, 1997 (for Mr. Haverty) or the date of the agreement (for Mr. Ottensmeyer), according to a public announcement or filing, the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of KCS or KCSR representing 30% (or, with respect to certain payments to be made to the Named Executive Officer under his or her employment agreement, 40%) or more (calculated in accordance with Rule 13d-3) of the combined voting power of our or KCSR’s then outstanding voting securities; or

•	the stockholders of KCS or KCSR shall have approved a merger, consolidation or dissolution of KCS or KCSR or a sale, lease, exchange or disposition of all or substantially all of our or KCSR’s assets, if persons who were the beneficial owners of the combined voting power of our or KCSR’s voting securities immediately before any such merger, consolidation, dissolution, sale, lease, exchange or disposition do not immediately thereafter beneficially own, directly or indirectly, in substantially the same proportions, more than 60% of the combined voting power of any corporation or other entity resulting from any such transaction.

Messrs. Upchurch’s and Starling’s employment agreements generally provide that the following events (which we also refer to as “triggering events”) constitute a “change in control”:

•	a majority of the members of the Company Board is replaced during any twelve (12) month period with directors whose appointment or election was not endorsed by a majority of the members of the Company Board, in office immediately prior to the date of such appointment or election; or

•	any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group of ownership of stock of the Company possessing 30% or more of the total voting power of the outstanding stock of the Company; or

•	any person or group has acquired ownership of stock of the Company that, constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of the Company; or

•	any person or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group assets of the Company that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition.

Termination Provisions of Mr. Zozaya’s Employment Agreement

Summary of Benefits.  Mr. Zozaya entered into an amendment to his employment agreement in May 2009. Pursuant to the terms of this amendment, in the event of a termination of employment by KCSM without “just cause” or a resignation by Mr. Zozaya for “unjust cause” (as defined below) within a two year period after a “change in shareholder control” (as defined below), (a) Mr. Zozaya will be eligible to receive, in addition to any other severance benefits for which he is eligible under Mexican law, a lump sum payment equal to the sum of (i) the rate of his annual base salary as of the date of termination multiplied by two, less (ii) the aggregate amount of other severance payments for which he is eligible under Mexican law, (b) any unvested or unexercisable equity awards shall become immediately vested or exercisable, as applicable, and (c) Mr. Zozaya will have the opportunity to purchase the executive vehicle assigned to him at the time, in accordance with KCSM’s vehicle policy. In addition, KCSM will transfer the right to Mr. Zozaya to use the telephone number corresponding to the cellular telephone assigned to him by KCSM.

Definition of “just cause” and “with cause” The employment agreement of Mr. Zozaya generally defines “just cause” or “with cause” in the context of a termination of employment following a change in shareholder control to include the rescission of employment by KCSM without liability to KCSM as provided for by the Federal Labor Law of Mexico, including termination for the commission of any criminal offense or the failure of the executive to comply with his obligations while performing his duties.

Definition of “unjust cause” or “without just cause” The employment agreement of Mr. Zozaya generally defines “unjust cause” or “without just cause” in the context of a resignation by him following a change in shareholder control to include any of the following events:

•	a significant reduction or other significant negative change in the responsibilities, powers or duties of the executive;

•	a reduction of the remunerations of the executive;

•	KCSM requiring the executive to perform his regular duties from any office or site located more than sixty (60) kilometers from the place where he had performed his duties prior to receiving such order; or

•	any other action or omission on the part of KCSM that would constitute a breach of the executive’s employment agreement or a violation of the Federal Labor Law of Mexico.

Triggering Events.  Mr. Zozaya’s employment agreement generally provides that the following events (which we refer to as “triggering events”) constitute a “change in shareholder control:”

•	the majority of the members of the KCS Board of Directors are replaced during any twelve (12) month period with directors whose election or appointment was not submitted or resolved by the majority of the members of the KCS Board of Directors serving immediately prior to such election or appointment; or

•	any person or group of persons has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group of ownership of stock of KCS possessing 30% or more of the total voting power of the outstanding stock of KCS; or

•	any person or group has acquired ownership of stock of KCS that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock KCS; or

•	any person or group has acquired during a twelve (12) month period ending on the date of the most recent acquisition by such person or group assets of KCS that have a total gross fair market value of more than 40% of the total gross fair market value of all of the assets KCS immediately before such acquisition; or

•	any individual person or legal entity or any group of persons other than KCS or its affiliates, subsidiaries, or related entities (the “KCS Group”), directly or indirectly acquires ownership of more than 50% of the outstanding stock of KCSM; or

•	any individual person or legal entity or any group of persons other than the KCS Group acquires KCSM assets representing a gross fair market value of more than 51% of the total gross fair market price for all KCSM assets immediately prior to such acquisition; or

•	the majority of the members of the KCSM Board of Directors is replaced with board members whose appointment or election has not been approved by the entities of the KCS Group that are shareholders in KCSM.

Double-Trigger Severance Benefits

Severance benefits under the employment agreements for our Named Executive Officers do not become due only upon a change in control. For Messrs. Haverty and Ottensmeyer, severance benefits are payable upon a termination of employment without cause after a change of control, or a resignation for good reason within a three-year period after a change in control. For Messrs. Upchurch, Starling and Zozaya severance benefits are payable upon a termination of employment without cause or a resignation for good reason within a two-year period after a change in control. Requiring that a termination of employment without cause or a resignation for good reason after a change in control before certain compensation and benefits are available is called a “double trigger.” We believe a double trigger for severance benefits is in the best interest of our stockholders because it:

•	encourages executives to help transition through a change in control;

•	mitigates any potential disincentive for the executives when they are evaluating and/or implementing a potential change in control, particularly when the acquiring company may not require the services of our executives; and

•	protects executives from termination of employment without cause or an adverse change in position following a change in control.

Severance Compensation

Each of Messrs. Haverty’s, Upchurch’s, Starling’s and Ottensmeyer’s employment agreement provides that in the event of termination of employment without cause for any reason other than a change in control, death, disability or retirement, such Named Executive Officer will receive one year of salary, payable in a lump sum with respect to Messrs. Haverty and Ottensmeyer, and in equal installments over a 12-month period with respect to Messrs. Upchurch and Starling, at the rate in effect immediately prior to the termination of his employment. Additionally, Mr. Haverty will receive reimbursement of health and life insurance costs for fifteen months and Messrs. Upchurch, Starling and Ottensmeyer receive reimbursement of health and life insurance costs for twelve months. Executives will also remain eligible, in the year in which a termination of employment occurred, to receive benefits under the AIP and any other Executive Plan in which they participate under certain circumstances. Executives must waive any claims against us in return for receiving these severance benefits.

Upon a termination of employment without cause, Mr. Zozaya is entitled under Mexican law to a severance payment equal to a minimum of ninety days’ integrated salary (consisting of base salary plus benefits), plus an additional payment equal to twenty days’ integrated salary for each year of service with KCSM. In addition and as required by Mexico law, as of December 31, 2009, Mr. Zozaya would be eligible to receive a seniority premium equal to Ps. 1,379.04 per year for each year of service for KCSM (which if converted at a conversion rate of 13.0587 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2009, would equal $105.60 per year). Mr. Zozaya is also entitled to a payment equal to one year’s base salary upon the termination of his employment, as well as other termination benefits provided pursuant to the terms of his employment agreement with KCSM.

Reasonableness of Change in Control Severance Payments

The post-employment termination compensation and benefits described above are required under the terms of employment agreements with the Named Executive Officers and, with respect to Mr. Zozaya, applicable Mexican law. These benefits may be amended only with the consent of the executive, or not at all in the case of benefits required under Mexican law, and in all events cannot be changed unilaterally. In 2010, the Compensation Committee asked its Independent Consultant to perform a competitive analysis of the Company’s employment agreements to update an analysis performed in 2006. The Independent Consultant advised that the potential financial impact of change in control severance arrangements in the general marketplace was approximately 1-3% of the transaction value. Based on the results of this information and the analysis performed by the Independent Consultant, which were presented to the Compensation Committee in March 2010, the Compensation Committee determined that the benefits included and amounts paid under these agreements, including amounts paid upon a change of control of the Company, were reasonable and not in excess of predominant market practices and were consistent with the compensation philosophy adopted by the Compensation Committee.

Other Compensatory Plans that Provide Benefits on Retirement or Termination of Employment

Described below are the portions of our compensation plans in which the accounts of Named Executive Officers become vested as a result of (a) their retirement, death, disability or termination of employment, (b) a change in control of us, or (c) a change in the Named Executive Officer’s responsibilities following a change in control.

ESOP.  Distributions of participants’ accounts under the ESOP may be made in connection with a participant’s death, disability, retirement or other termination of employment. A participant in the ESOP has the right to select whether payment of his or her benefit will take the form of whole shares of our Common Stock or a combination of cash and whole shares of our Common Stock. Any remaining balance in a participant’s account will be paid in cash, except that the participant may elect to have such balance applied to provide whole shares of our Common Stock for distribution at the then fair market value. In addition to these distribution options, a participant may elect to receive a distribution in the form of whole Janus shares (to the extent Janus shares are held in the participant’s account). If no election is made, the plan provides that the payment shall be made in cash. A participant may further opt to receive payment in a lump sum or in installments.

2008 Plan.  Subject to the terms of the specific award agreements, under the 2008 Plan, the termination of affiliation of a grantee of an award by reason of death, Disability, Retirement or on account of a Change of Control (as such terms are defined in the 2008 Plan) may accelerate the ability to exercise an award.

Death

Upon the death of a grantee of an award under the 2008 Plan, unless otherwise specified in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable,

(ii) any options or SARs not exercisable at that time will become nonforfeitable and exercisable and the grantee’s personal representative or other transferee upon death may exercise such options or SARs up to the earlier of the expiration of the option or SAR term, one year after the death of the grantee, or 10 years from the grant date of the award,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will become nonforfeitable in the amount that would be earned for such performance period if the performance goals for such performance period were met at target, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

Disability

Upon the termination of affiliation by reason of Disability of a grantee of an award under the 2008 Plan, unless otherwise specified in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable in a number determined by multiplying the total number of restricted shares and restricted share units by a fraction, the numerator of which is the number of 12-month periods of employment commencing on the grant date that have been completed by the grantee, and the denominator of which is the total number of 12-month periods in the period of restriction,

(ii) any options or SARs not exercisable at that time will become nonforfeitable and exercisable and the grantee or the grantee’s legal representative (or the grantee’s transferee upon the death of the grantee) may exercise such options or SARs up to the earliest of the expiration of the option or SAR term, one year following the grantee’s termination of affiliation by reason of Disability, or 10 years from the grant date of the award,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be forfeited, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

Retirement

Upon the termination of affiliation by reason of Retirement of a grantee of an award under the 2008 Plan, unless otherwise specified in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable in a number determined by multiplying the total number of restricted shares and restricted share units by a fraction, the numerator of which is the number of 12-month periods of employment commencing on the grant date that have been completed by the grantee, and the denominator of which is the total number of 12-month periods in the period of restriction,

(ii) any options or SARs not exercisable at that time will become nonforfeitable and exercisable and the grantee (or the grantee’s legal representative or the grantee’s transferee upon the death of the grantee) may exercise such options or SARs up to the earlier of the expiration of the option or SAR term, five years following the grantee’s termination of affiliation by reason of Retirement, or 10 years from the grant date of the award,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be forfeited, and

(iv) any shares subject to a deferred stock award will become nonforfeitable.

Change of Control

Upon the termination of affiliation of a grantee of an award under the 2008 Plan on account of a Change of Control, unless otherwise specified in the award agreement or earlier vesting or exercisability as set forth in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable will become nonforfeitable,

(ii) any options or SARs not exercisable at that time will become exercisable and the grantee may exercise such options or SARs up to the earlier of the expiration of the option or SAR term, three months following the grantee’s termination of affiliation on account of a Change of Control, or 10 years from the grant date of the award,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended will become nonforfeitable, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will become nonforfeitable in the award that would be earned for such performance period if the performance goals for such performance period were met at target,

(iv) any LSARs (which may be granted in tandem with options or SARs awarded under the 2008 Plan) will be automatically exercised, and upon exercise of an LSAR, the grantee may receive a cash payment based upon the difference between the fair market value of a share on the exercise date and the per share exercise price of the related option or the strike price of the related SAR, and

(v) any shares subject to a deferred stock award will become nonforfeitable.

Other Termination of Affiliation

Upon the termination of affiliation of a grantee of an award under the 2008 Plan for any reason other than death, Disability, Retirement, or on account of a Change of Control, then, unless otherwise specified in the award agreement,

(i) the grantee’s restricted shares and restricted share units, if any, that were forfeitable on the date of the grantee’s termination of affiliation, are forfeited on that date,

(ii) any options or SARs not exercisable at that time will be forfeited, and any options or SARs that are vested and exercisable or become exercisable at that time may be exercised by the grantee up to the earlier of the expiration of the option or SAR term, three months following the grantee’s termination of affiliation, or 10 years from the grant date of the award; provided, however, that if termination of affiliation is for Cause (as defined in the 2008 Plan), then any unexercised options or SARs will be forfeited,

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has ended but which are not vested will be forfeited, and the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be forfeited, and

(iv) any nonvested shares subject to a deferred stock award will be forfeited.

1991 Plan.  Subject to the terms of the specific award agreements, under the 1991 Plan, the death or disability, retirement or other Termination of Affiliation (as such terms are defined in the 1991 Plan) of a grantee of an award or a Change of Control (as defined in the 1991 Plan) may accelerate the ability to exercise an award, as described below.

Death or Disability

Upon the death or disability of a grantee of an award under the 1991 Plan,

(i) the grantee’s restricted shares, if any, that were forfeitable will become nonforfeitable unless otherwise provided in the specific award agreement,

(ii) any options or stock appreciation rights (“SARs”) not exercisable at that time become exercisable and the grantee (or his or her personal representative or transferee under a will or the laws of descent and distribution) may exercise such options or SARs up to the earlier of the expiration of the option or SAR term or 12 months, and

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be determined based upon a formula described in the 1991 Plan or the applicable award agreement.

Retirement

Upon the retirement of a grantee of an award under the 1991 Plan,

(i) the grantee’s restricted shares, if any, that were forfeitable will become nonforfeitable unless otherwise provided in the specific award agreement,

(ii) any options or SARs not exercisable at that time become exercisable and the grantee (or his or her personal representative or transferee under a will or the laws of descent and distribution) may exercise such options or SARs up to the earlier of the expiration of the option or SAR term or five years from the date of retirement, and

(iii) the benefits payable with respect to any performance share or performance unit for which the performance period has not ended will be determined based upon a formula described in the 1991 Plan or the applicable award agreement.

Termination of Affiliation

If a grantee has a Termination of Affiliation (as defined in the 1991 Plan) for any reason other than for Cause (as defined in the 1991 Plan), death, disability or retirement, then

(i) the grantee’s restricted shares, if any, to the extent forfeitable on the date of the grantee’s Termination of Affiliation, are forfeited on that date,

(ii) any unexercised options or SARs, to the extent exercisable immediately before the grantee’s Termination of Affiliation, may be exercised in whole or in part, up to the earlier of the expiration of the option or SAR term or three months after the Termination of Affiliation, and

(iii) any performance shares or performance units for which the performance period has not ended as of the Termination of Affiliation will terminate immediately upon that date.

Change of Control

Upon a Change of Control (as defined in the 1991 Plan),

(i) a grantee’s restricted shares, if any, that were forfeitable become nonforfeitable,

(ii) any options or SARs not exercisable at that time become immediately exercisable,

(iii) we will pay to the grantee, for any performance share or performance unit for which the performance period has not ended as of the date of the Change of Control, a cash payment based on a formula described in the 1991 Plan or the applicable award agreement, and

(iv) all LSARs (which may be granted in tandem with options awarded under the 1991 Plan) are automatically exercised upon a Change of Control that is not approved by our Incumbent Board (as such terms are defined in the 1991 Plan). Upon exercise of an LSAR, the grantee may receive a cash payment based upon the difference between the fair market value on the date of the Change of Control or other specified date and the per share exercise price of the related option.

401(k) Plan.  Participants become vested in Company contributions as follows: 20% vesting after 2 years of service, 40% after 3 years of service, 60% after 4 years of service and 100% after 5 years of service. Also, a participant becomes 100% vested upon retirement at age 65, death or disability or upon a change in control of us (as defined in the 401(k) Plan). Distribution of benefits under the 401(k) Plan will be made in connection with a participant’s death, disability, retirement or other termination of employment. Subject to certain restrictions, a participant may elect whether payment of his or her benefits will be in a lump sum or installments. A participant may elect to receive distributions of benefits under the 401(k) Plan in whole shares of our Common Stock, or in a combination of cash and whole shares of our Common Stock, to the extent of whole shares of our Common Stock allocated to such participant’s account. Absent such election, distributions of benefits will be made in cash.

Tax and Accounting Considerations

Section 162(m) of the Code generally limits the deduction by publicly held corporations for federal income tax purposes of compensation in excess of $1 million paid to any of the Named Executive Officers listed in the Summary Compensation Table, unless it is “performance-based.”

Except as otherwise described in this section, the Compensation Committee intends to qualify compensation expense as performance-based and therefore deductible for federal income tax purposes.

The compensation packages of the Named Executive Officers for 2009 included base salary, annual cash incentives, and restricted and performance shares. The highest total base salary was within the $1 million limit. The Company’s annual incentive plan permits the Compensation Committee to exercise discretion in the determination of the award amounts and is not intended to be a performance-based plan under Section 162(m) of the Code. The restricted shares were awarded under the provisions of the 1991 Plan or the 2008 Plan. These restricted stock awards do not qualify as performance-based compensation under Section 162(m) since the vesting of the awards is time-based. The restricted shares awarded to the Named Executive Officers have the potential to result in total compensation in excess of the $1 million limit under Section 162(m). The performance shares were awarded under the provisions of the 1991 Plan or 2008 Plan and are intended to qualify as performance based compensation under Section 162(m) since the awards are earned based on our performance. Any discretionary bonuses paid in 2010 will not be performance-based.

Prior to 2005, we awarded our executives stock options under the 1991 Plan. These stock options may result in taxable compensation upon exercise. In prior periods, we have reserved judgment on whether certain stock options granted in 2000 to Mr. Haverty as a part of his executive compensation qualifies as performance-based compensation for purposes of Section 162(m). Based upon tax opinions from two outside counsel received in 2010, we have now concluded that we have taken all steps necessary, including obtaining stockholder approval of the 1991 Plan, so that any compensation expense we may incur as a result of the exercise of these stock options by Mr. Haverty qualifies as performance-based compensation for purposes of Section 162(m) so that the expense will be deductible for federal income tax purposes.

The Compensation Committee will review from time to time the potential impact of Section 162(m) on the deductibility of executive compensation. However, the Compensation Committee intends to maintain the flexibility to take actions it considers to be in the best interests of KCS and our stockholders and which may be based on considerations in addition to tax deductibility.

The Compensation Committee reviews projections of the estimated accounting (pro forma expense) and tax impact of all material elements of the executive compensation program. Generally, an accounting expense is accrued over the requisite service period of the particular pay element and we realize a tax deduction upon the payment to, or realization by, the executive.

Our benefit plans and award agreements were designed or amended during or prior to 2008, with the intention of complying with Section 409A of the Code. On December 31, 2008, effective January 1, 2009, the Company adopted technical amendments to the executive employment agreements intended to bring them into compliance with Section 409A.

For executives based in Mexico, the Compensation Committee considers certain Mexican tax and accounting issues when forming compensation packages.

Compensation Committee Review of our Executive Compensation Program

In early 2010, at the direction of the Compensation Committee, the Independent Consultant performed a competitive executive compensation analysis to assess the competitiveness of the compensation of the executives of the Company, including the Named Executive Officers. The results of this analysis were presented to the Compensation Committee in March 2010. The Independent Consultant analyzed the market competitiveness of the following elements for each of the covered executive positions:

•	Base salary;

•	Target annual incentive award opportunity (award that may be earned for achieving expected annual performance results);

•	Target total cash compensation (salary plus target annual incentive award opportunity);

•	Annualized expected value of long-term incentive grants/awards (estimated value on date of grant); and

•	Target total direct compensation (target total cash compensation plus the annualized expected value of long-term incentive awards).

In performing the study, the Company’s executive positions were initially “matched,” based on the Independent Consultant’s understanding of the positions’ primary duties and responsibilities, to similar positions in Towers Watson’s 2009 Executive Compensation Data Bank. At the request of the Company, a premium was applied to the market compensation data for certain benchmark survey position matches to reflect the differences between the responsibilities of the Company’s positions and those of the benchmark survey job matches.

As stated above, the Compensation Committee seeks to provide base salaries, target total cash and target total direct compensation that is on average consistent with median market (i.e., comparably-sized transportation and mature capital intensive companies) practices, recognizing internal equity and incumbent-specific considerations such as performance, future potential, and tenure with the Company. Based on the findings of the study described above, the Compensation Committee believes that our targeted executive compensation levels are “competitive” in aggregate, within a +/- 15% of the target market 50th percentile (i.e., 85% to 115% of target market 50th percentile).

The results of this study found that (i) our base salaries are, on average, aligned with approximately local country market 50th percentile levels; (ii) our target total cash compensation levels are on average within a competitive range around the U.S. market median; (iii) our target annual incentive award opportunities, expressed as a percentage of salary, are, on average, aligned with the U.S. market 50th percentile level; and (iv) our target long-term incentive award opportunities, and resulting target total direct compensation levels, are, on average, consistent with U.S. market median practices. Results for individual incumbents varied. For the five Named Executive Officers as a group, average competitive positioning for base salary was 98%, and for total direct compensation, 103%.

The conclusion that the Named Executive Officers were being compensated at or near market median given their positions satisfied the Compensation Committee that the ratio of compensation between the CEO and the other Named Executive Officers was acceptable and reasonable, particularly when taking into consideration the differences in responsibilities of each. The policies or decisions relating to the compensation of the CEO are not materially different than the other Named Executive Officers.

Pay and Performance Analysis

In early 2009, the Compensation Committee engaged its Independent Consultant to conduct a review of the alignment between the compensation of the Company’s five top executive officers in the years 2005, 2006 and 2007 and key and long-term performance indicators relative to Class I railroads and the Company’s competitive peer group. The Independent Consultant reviewed the relationship between pay and performance from both an annual and long-term perspective over the period from 2005 to 2007 in order to help the Compensation Committee assess (i) the reasonableness of KCS’s compensation levels given the Company’s financial and stock performance and (ii) whether the movement of pay levels with performance over time is appropriate.

The Independent Consultant examined KCS performance relative to peers focusing on metrics similar to those KCS used in its performance plans. With respect to annual performance, the Independent Consultant assessed pay levels against performance in the following areas: (i) operating income; (ii) EBITDA; (iii) net cash flow from operating activities; (iv) operating ratio; and (v) ROCE. For long-term performance, the Independent Consultant assessed pay levels against total shareholder return over the same period.

Based on the study results, the Compensation Committee concluded that year-over-year changes in total cash compensation at the Company were strongly aligned with changes in year-over-year change in performance relative to Class I railroads. In addition, the study found that the relative accumulated value of awards under the Company’s long-term incentive program was aligned with the Company’s total shareholder return, relative to both Class I railroads and peers from the Company’s peer group.

2010 Annual Incentive Plan

In February 2010, the Compensation Committee approved the 2010 Annual Incentive Plan (the “2010 AIP”) model for our Named Executive Officers. In order for there to be any payout to our Named Executive Officers under the 2010 AIP, the Company must generate positive unadjusted free cash flow on a consolidated basis and the Company must achieve a consolidated operating ratio at least equal to 78.8%. Unadjusted free cash flow is defined as cash flow from operations, less cash used for capital expenditures and other investment activities (including capital expenditures), less dividends paid.

As with the 2009 AIP model, each Named Executive Officer is assigned incentive targets at the threshold, target and maximum incentive performance levels that are a percentage of the Named Executive Officer’s 2010 base salary. The target percentage assigned for each performance level depends on the executive’s salary grade and is set such that the amount of the potential payment would maintain the Named Executive Officer’s target total direct compensation at the approximate market 50th percentile level.

Following are the 2010 operating ratio incentive targets, as well as the percentage payout of the executive’s total incentive target for these metrics:

		Percentage Payout at
Performance Level	Consolidated Operating Ratio	Total Incentive Target

Threshold	78.8%	50%
Target	77.8%	100%
Maximum	76.8%	200%

Named Executive Officer Salaries for 2010

On March 1, 2010, the Compensation Committee approved salary increases for all members of the Company’s and KCSM’s senior management, including the Named Executive Officers. Each U.S. Named Executive Officer other than Mr. Upchurch received a 2.75% base salary increase. Mr. Upchurch’s salary increase includes an adjustment to bring his salary closer to the median salary for holders of similar positions at peer companies. Mr. Zozaya received a 3.75% base salary increase. The base salaries for each of our Named Executive Officers for the 2010 fiscal year are as follows:

Named Executive Officer	Amount

Michael R. Haverty	$796,028
Michael W. Upchurch	$360,000
David L. Starling	$524,025
Patrick J. Ottensmeyer	$397,840
José Guillermo Zozaya Delano	$375,620	(a)

(a)	Mr. Zozaya is paid in Mexican pesos. His 2010 base salary amount reported above was converted from Mexican pesos at a conversion rate of 13.0587 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2009.

MANAGEMENT COMPENSATION TABLES
SUMMARY COMPENSATION TABLE

The following table and narrative disclose compensation earned in 2009 by the Named Executive Officers. The table shows amounts earned by such persons for all services rendered in all capacities to KCS and its subsidiaries during the past year.

							Non-Equity
				Stock		Option	Incentive Plan	All Other
		Salary	Bonus	Awards		Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)(1)	($)(3)	($)(4)		($)(5)	($)	($)(6)	($)

Michael R. Haverty,	2009	$763,330	$387,362	$150,618		$0	$0	$55,708	$1,357,018
Chairman of the Board and	2008	$759,533	$0	$118,340		$0	$473,189	$51,662	$1,402,724
Chief Executive Officer	2007	$727,794	$0	$3,484,527	(8)	$0	$679,302	$50,494	$4,942,117

Michael W. Upchurch,	2009	$321,600	$97,920	$17,119		$0	$0	$24,816	$461,455
Executive Vice President &	2008	$240,417	$0	$1,297,310	(8)	$41,775	$76,139	$16,118	$1,671,759
Chief Financial Officer(2)

David L. Starling,	2009	$502,500	$178,500	$35,462		$0	$0	$23,211	$739,673
President and Chief Operating Officer(2)

Patrick J. Ottensmeyer,	2009	$381,498	$116,158	$61,807		$0	$0	$1,706	$561,169
Executive Vice President,	2008	$376,137	$0	$163,841	(8)	$0	$141,894	$4,318	$686,190
Sales and Marketing	2007	$314,526	$0	$1,160,231	(8)	$0	$183,854	$28,648	$1,687,259

José Guillermo Zozaya Delano,	2009	$329,279	$108,613	$0		$0	$0	$113,177	$551,069
President and Executive	2008	$306,772	$0	$123,560	(8)	$0	$118,134	$105,015	$653,481
Representative of KCSM(2)(7)

(1)	Reflects actual salary received.

(2)	Mr. Starling was not a Named Executive Officer in 2007 or 2008; accordingly only 2009 compensation is reflected in the above table. Messrs. Upchurch and Zozaya were not Named Executive Officers in 2007; accordingly only 2008 and 2009 Compensation are reflected in the above table.

(3)	The discretionary bonuses paid in 2010, which were earned for 2009, presented in this column are described on pages 38-39 of this proxy statement.

(4)	This column presents the aggregate grant date fair value of stock awards made in 2009, 2008 or 2007, as applicable, computed in accordance with FASB ASC Topic 718. For additional information, refer to Note 10 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

(5)	This column presents the aggregate grant date fair value of option awards made in 2009, 2008 or 2007, as applicable, computed in accordance with FASB ASC topic 718. For additional information, refer to Note 10 to our consolidated financial statements in our annual report on Form 10-K for the year ended December 31, 2009, as filed with the SEC.

(6)	“All Other Compensation” for the Named Executive Officers consists of:

			Group
			Term Life			Matching	Financial
		401(K)	Insurance	AD&D	LTD	Charitable	Planning
		Contributions	Premiums	Premiums	Premiums	Gifts(a)	Reimbursement	Other(b)		Total
Name		($)	($)	($)	($)	($)	($)	($)		($)

Haverty	2009	$15,500	$1,380	$168	$158	$29,050	$8,000	$1,452	(c)	$55,708
	2008	$9,000	$3,564	$168	$158	$30,000	$8,000	$772	(c)	$51,662
	2007	$11,250	$1,080	$168	$158	$29,983	$7,855	$0		$50,494
Upchurch	2009	$10,474	$1,380	$168	$158	$12,636	$0	$0		$24,816
	2008	$9,775	$675	$140	$132	$0	$0	$5,396	(d)	$16,118
Starling	2009	$16,500	$1,380	$168	$1,100	$1,000	$2,200	$863	(e)	$23,211
Ottensmeyer	2009	$0	$1,380	$168	$158	$0	$0	$0		$1,706
	2008	$2,000	$1,242	$168	$158	$0	$750	$0		$4,318
	2007	$5,912	$1,080	$168	$158	$0	$900	$20,430	(f)	$28,648
Zozaya	2009	N/A	$7,114	$0	$0	$0	$0	$106,063	(g)	$113,177
	2008	N/A	$2,526	$0	$0	$0	$0	$102,489	(g)	$105,015

(a)	We provide a two-for-one Company match of eligible charitable contributions made by our Named Executive Officers. The maximum amount of contributions we will match in any calendar year for any Named Executive Officer is $15,000. Of this $15,000, only half may be contributed to one organization.

(b)	All employees of the Company, including the Named Executive Officers, are given the opportunity to use our stadium and arena suites to the extent the suites are not being used for business purposes. Our Named Executive Officers may use the services of their administrative assistants for limited personal matters. In addition, spouses of certain of our Named Executive Officers accompanied them on private aircraft chartered to transport the Named Executive Officers for business purposes. None of these perquisites results in an aggregate incremental cost to the Company, and thus no value for any of these perquisites is included in the Summary Compensation Table.

(c)	“Other” for Mr. Haverty consists of $1,452 in 2009 and $772 in 2008 for the cost of tickets for commercial flights paid by the Company for his spouse to accompany him on business.

(d)	“Other” for Mr. Upchurch in 2008 consists of $5,396 paid by the Company for an initiation fee for a country club membership.

(e)	“Other” for Mr. Starling consists of $863 in 2009 for the cost of tickets for commercial flights paid by the Company for his spouse to accompany him on business.

(f)	“Other” for Mr. Ottensmeyer in 2007 consists of $430 for the cost of tickets for commercial flights paid by the Company for his spouse to accompany him on business and $20,000 paid by the Company for an initiation fee for a country club membership.

(g)	“Other” for Mr. Zozaya consists of the payments set forth in the following table, payment of which is consistent with Mexican law and perquisite practices.

				Auto
	Christmas	Vacation	Food	Maintenance	Savings	Social	Leased
	Bonus	Bonus	Stipends	and Gasoline	Fund	Security	Vehicles	Security	Total
	($)	($)	($)	($)	($)	($)	($)	($)	($)

2009	$27,849	$4,551	$1,531	$1,471	$1,983	$1,046	$17,278	$50,354	$106,063
2008	$26,336	$4,389	$1,417	$4,616	$1,842	$967	$16,665	$46,257	$102,489

(7)	All amounts of Mr. Zozaya’s compensation (other than the aggregate grant date fair value for stock and option awards) are paid to Mr. Zozaya in Mexican pesos. The 2009 amounts reported on this table were converted from Mexican pesos at a conversion rate of 13.0587 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2009. The 2008 amounts reported on this table were converted from Mexican pesos at a conversion rate of 13.5383 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2008.

(8)	The maximum value of performance shares awarded in 2007 was as follows: Michael R. Haverty — $6,977,880 and Patrick J. Ottensmeyer — $1,938,300. The maximum value of performance shares awarded in 2008 was as follows: Michael W. Upchurch — $1,124,428; Patrick J. Ottensmeyer — $205,913 and Jose Zozaya — $205,913.

Narrative to Summary Compensation Table

We compete with other companies for executive talent and we seek to pay executives at approximately the market median for their positions in order to remain competitive for executive talent. Except for certain benefits and payments provided to Mr. Zozaya under applicable Mexican law (which are available to all other KCSM employees), none of the Named Executive Officers participate in any compensation programs that are not available to the other executives of the Company. We believe it is of note that Mr. Haverty has been with KCS for approximately fifteen years, and he has many years of executive experience in our industry. We further believe that the unique roles, responsibilities, experience, accountability, leadership and achievements of Mr. Haverty as our Company’s Chief Executive Officer is worthy of special consideration in setting his compensation.

Employment Agreements.  Each of the Named Executive Officers is a party to an employment agreement with KCS, KCSR, KCSM or KCS and KCSR, which remains in effect until terminated or modified.

Pursuant to their respective employment agreements, Messrs. Haverty, Upchurch, Starling, Ottensmeyer and Zozaya receive as compensation for their services an annual base salary at the rate approved by the Compensation Committee. The salaries for these executive officers shall not be reduced except as agreed to by the parties or as part of a general salary reduction applicable to all officers. Messrs. Haverty, Upchurch, Starling, Ottensmeyer and Zozaya are eligible to participate in benefit plans or programs generally available to management employees of the KCSR or KCSM, as applicable. Each of the employment agreements of Messrs. Haverty, Upchurch, Starling and Ottensmeyer provides that the value of the respective Named Executive Officer’s annual compensation is fixed at a percentage of base salary for purposes of determining contributions, coverage and benefits under any disability insurance policy and under any cash compensation-based plan provided to the Named Executive Officer as follows: 167.67% for Mr. Haverty; 175% for Messrs. Starling and Ottensmeyer; 145% for Mr. Upchurch.

For information regarding potential payments to the Named Executive Officers upon termination of employment or change in control, see “Potential Payments Upon Termination of Employment or Change in Control” below.

Indemnification Agreements.  We have entered into indemnification agreements with our KCS officers and directors. Each of our U.S. Named Executive Officers is an officer of KCS. These agreements are intended to supplement our officer and director liability insurance and to provide the officers and directors with specific contractual assurance that the protection provided by our Bylaws will continue to be available regardless of, among other things, an amendment to the Bylaws or a change in management or control of KCS. The indemnification agreements provide for indemnification to the fullest extent permitted by the Delaware General Corporation Law and for the prompt advancement of expenses, including attorneys’ fees and all other costs and expenses incurred in connection with any action, suit or proceeding in which the director or officer was or is a party, is threatened to be made a party or is otherwise involved, or to which the director or officer was or is a party, is threatened to be made a party or is otherwise involved by reason of service in certain capacities. Under the indemnification agreements, if required by the Delaware General Corporation Law, an advancement of expenses incurred will be made upon delivery to us of an undertaking to repay all advanced amounts if it is ultimately determined by final adjudication that the officer or director is not entitled to be indemnified for such expenses. The indemnification agreements allow directors and officers to seek court relief if indemnification or expense advances are not received within specified periods, and obligate us to reimburse them for their expenses in pursuing such relief in good faith.

GRANTS OF PLAN-BASED AWARDS

The following table provides information for each of the Named Executive Officers regarding 2009 grants of annual incentive awards, restricted shares, earned performance shares and stock options.

								All Other
								Stock		Grant
								Awards:		Date Fair
		Estimated Future Payouts Under						Number of		Value of
		Non-Equity Incentive Plan						Shares of		Stock and
		Awards(1)						Stock or		Option
	Grant	Threshold		Target		Maximum		Units		Awards
Name	Date	($)		($)		($)		(#)		($)

Michael R. Haverty	N/A	$387,362		$774,723		$1,549,447
	02/26/2009							8,244	(2)	$150,618
Michael W. Upchurch	N/A	$97,920		$195,840		$391,680
	02/26/2009							937	(2)	$17,119
David L. Starling	N/A	$178,500		$357,000		$714,000
	02/26/2009							1,941	(2)	$35,462
Patrick J. Ottensmeyer	N/A	$116,158		$232,315		$464,630
	02/26/2009							3,383	(2)	$61,807
José Guillermo Zozaya Delano	N/A	$100,258	(3)	$200,516	(3)	$401,033	(3)

(1)	The amounts reflected in these columns represent the threshold, target and maximum amounts that could have been earned under our 2009 AIP. Actual amounts paid for 2009 performance are reflected in the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table.

(2)	These amounts reflect restricted stock awards granted under the 2008 Plan as listed in the following table.

		Purchase	Shares
		Price	Granted
Name	Grant Date	($)	(#)	Vesting Schedule

Haverty	02/26/2009	$0.00	8,244	1 year(a)
Upchurch	02/26/2009	$0.00	937	1 year
Starling	02/26/2009	$0.00	1,941	1 year
Ottensmeyer	02/26/2009	$0.00	3,383	1 year

(a)	These shares became non-forfeitable on the grant date due to the fact that this executive meets the retirement criteria under the 2008 Plan; however, they remain subject to sale and transfer restrictions in accordance with the vesting schedule above.

(3)	Mr. Zozaya is paid in Mexican pesos. His threshold, target and maximum non-equity incentive plan award amounts were converted from Mexican pesos at a conversion rate of 13.0587 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2009.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table provides information for each of the Named Executive Officers regarding outstanding stock options, unvested stock awards and unearned stock awards held by them as of December 31, 2009.

	Option Awards					Stock Awards
			Equity
			Incentive
			Plan Awards:				Market
	Number of	Number of	Number of			Number of	Value of
	Securities	Securities	Securities			Shares or	Shares of
	Underlying	Underlying	Underlying			Units of	Units of
	Unexercised	Unexercised	Unexercised	Option		Stock That	Stock That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not
	Exercisable	Unexercisable	Options	Price	Expiration	Vested	Vested
Name	(#)(1)	(#)(1)	(#)	($)	Date	(#)(2)	($)(3)

Michael R. Haverty	638,366		—	$5.75	07/12/10
	12,363		—	$14.34	02/26/11
	13,207		—	$13.42	02/05/12
	105,901		—	$12.55	01/15/13
	90,000		—	$14.60	01/01/14
	13,689		—	$14.53	02/08/14
						54,333	$1,808,746
Michael W. Upchurch	—	2,500	—	$39.53	03/27/18
						34,184	$1,137,985
David L. Starling	—	3,880	—	$51.55	07/29/18
						40,024	$1,332,399
Patrick J. Ottensmeyer	20,000	10,000	—	$25.80	06/08/16
						52,688	$1,753,984
José Guillermo Zozaya Delano						42,333	$1,409,266

(1)	The exercisable dates of the options listed in this column are shown in the following table, and are subject to acceleration on a change of control or upon the death or disability of a named executive officer.

Number of
	Securities	Exercisable
Name	(#)	Date

Michael R. Haverty	638,366	07/13/2001
	12,363	02/27/2001
	13,207	02/06/2002
	15,901	01/16/2003
	90,000	01/16/2008
	90,000	01/02/2005
	13,689	02/09/2004
Michael W. Upchurch	2,500	03/28/2013
David L. Starling	3,880	07/30/2013
Patrick J. Ottensmeyer	20,000	06/09/2009
	10,000	06/09/2011

(2)	The vesting dates of the restricted shares and earned performance shares listed in this column are shown in the following table.

Number of
Securities
Name	(#)	Vesting Date

Michael R. Haverty	24,333	01/17/2010
	11,000	01/19/2010
	8,000	03/14/2010
	11,000	01/19/2011
Michael W. Upchurch	13,247	01/17/2010
	937	02/26/2010
	20,000	03/29/2013
David L. Starling	14,750	01/17/2010
	1,941	02/26/2010
	3,333	08/31/2010
	20,000	07/31/2013
Patrick J. Ottensmeyer	22,643	01/17/2010
	261	01/29/2010
	3,383	02/26/2010
	309	01/17/2011
	260	01/31/2011
	20,000	06/09/2011
	310	01/17/2012
	261	01/31/2012
	5,000	10/31/2012
	261	01/31/2013
José Guillermo Zozaya Delano	22,333	01/17/2010
	16,000	04/20/2011
	4,000	05/01/2011

(3)	The amount in this column is calculated by multiplying the closing price of our Common Stock on the NYSE on December 31, 2009, which was $33.29, by the number of shares of stock that have not vested.

OPTION EXERCISES AND STOCK VESTED

The following table provides information for each of the Named Executive Officers regarding stock option exercises and vesting of stock awards during 2009.

	Option Awards		Stock Awards
	Number of	Value	Number of	Value
	Shares Acquired	Realized on	Shares Acquired	Realized on
	on Exercise	Exercise	on Vesting	Vesting
Name	(#)	($)	(#)	($)(1)

Michael R. Haverty	N/A	N/A	51,577	$889,450
Michael W. Upchurch	N/A	N/A	0	$0
David L. Starling	N/A	N/A	3,333	$79,659
Patrick J. Ottensmeyer	N/A	N/A	570	$10,237
José Guillermo Zozaya Delano	N/A	N/A	0	$0

(1)	The amounts in this column were calculated by multiplying the number of shares of stock by the closing price of our Common Stock on the NYSE on the vesting date, or if the market was not open on such date, the closing price of our Common Stock on the NYSE on the next preceding trading date.

Options Granted in Connection with the Stilwell Spin-off

In connection with the Stilwell Spin-off and as part of an equitable adjustment of KCS non-qualified stock options previously granted and outstanding as of June 28, 2000 (the record date for the Stilwell Spin-off), the exercise price of the options was adjusted as allowed by the 1991 Plan and holders of the options received separately exercisable options to purchase Stilwell common stock (“Stilwell options”) at the rate of two Stilwell options for each KCS non-qualified stock option held. On January 1, 2003, Stilwell was renamed Janus Capital Group Inc. Effective as of January 1, 2003, the Stilwell options are now options to purchase Janus Capital Group Inc. common stock.

Janus options for 1,888,106 shares were granted to Mr. Haverty. These Janus options were related to KCS non-qualified stock options and were granted to Mr. Haverty in 2000 prior to the Stilwell Spin-off and in years prior to 2000. Messrs. Upchurch, Starling, Ottensmeyer and Zozaya did not join the Company until after the Stilwell Spin-off, and therefore did not receive any Janus options. Mr. Haverty did not exercise any of the Janus options during 2009. As of December 31, 2009, Mr. Haverty owns 5,462 exercisable Janus options.

POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

KCS Officers

As described above in the section titled “Narrative to the Summary Compensation Table,” each of our Named Executive Officers is a party to an employment agreement with KCS, KCSR, KCSM, or KCS and KCSR. These employment agreements remain in effect until they are terminated or modified. Each agreement provides certain benefits in the event of the termination of the U.S. Named Executive Officer’s employment for death, disability, retirement, termination by KCSR without cause, or, after a change in control, termination by KCSR without cause or resignation by the U.S. Named Executive Officer for good reason. We believe that providing certain severance protections plays an important role in attracting and retaining key executive officers. The Compensation Committee believes the severance benefits are an appropriate and necessary component of each Named Executive Officer’s compensation package. The following terms used in this section shall have the meanings provided in the “Change in Control Benefits” subsection of the “Compensation Discussion and Analysis” section: “cause” other than in the context of a termination of employment after a change in control, “cause” in the context of a termination of employment after a change in control, “good reason” in the context of a resignation after a change in control, and “change in control.”

The severance benefits described below are required to be provided pursuant to the terms of employment agreements with Messrs. Haverty, Upchurch, Starling and Ottensmeyer. For more information regarding the benefits provided in these agreements, please see the information provided in the “Change in Control Benefits” and the “Severance Compensation” subsections of the “Compensation Discussion and Analysis” section. In 2010, Towers Watson performed a competitive analysis of the severance benefit provisions of the employment agreements of the U.S. Named Executive Officers and it found that the benefits provided in these employment agreements were within the competitive ranges for our peer group. These agreements may only be amended with the consent of the U.S. Named Executive Officer. A description of Mr. Zozaya’s severance benefits is below (beginning on page 64).

Severance Benefits Other than After a Change in Control of U.S. Named Executive Officers

In the event of termination of employment without cause by KCSR, for any reason other than death, disability, retirement or following a change in control, each of Messrs. Haverty, Upchurch, Starling and Ottensmeyer would pursuant to their respective employment agreements:

•	Subject to the execution of a release, with respect to Messrs. Haverty and Ottensmeyer, be entitled to a severance payment equal to twelve months of the Named Executive Officer’s base salary at the rate in effect immediately prior to such termination payable in a lump sum within 75 days following termination, and with respect to Mr. Upchurch, be entitled to a severance payment equal to twelve months of his base salary at the rate in effect immediately prior to such termination payable over a twelve-month period;

•	Unless such benefits are provided by another employer, be entitled to payment by KCSR of the premium for continuing group health coverage, and reimbursement for the cost of comparable life insurance coverage, for fifteen months and including reimbursement for state and federal income taxes with respect to Mr. Haverty, and for twelve months with respect to Mr. Ottensmeyer, and with respect to Messrs. Starling and Upchurch, be entitled to continuation of group health coverage for a twelve-month period at the rate that would be charged to an active employee with similar coverage;

•	Remain eligible in the year in which such termination occurs, to receive benefits under the AIP at the discretion of the Compensation Committee, and to receive benefits under any other compensatory or benefit plan in which such U.S. Named Executive Officer participates, if such plans are then in existence and the U.S. Named Executive Officer was entitled to participate immediately prior to termination in accordance with the applicable provisions of such plans, but only to the extent the U.S. Named Executive Officer meets all the requirements of any such plan for the plan year at the time of such termination.

Severance pay received in the year in which employment termination occurs will be taken into account for the purpose of determining benefits, if any, under the AIP, but not under the Executive Plan. After termination of employment, the U.S. Named Executive Officer would not be entitled to accrue or receive benefits under any other employee benefit plan under the current provisions of such plans.

As part of his employment agreement, each of Messrs. Haverty, Upchurch, Starling and Ottensmeyer has agreed not to use or disclose any trade secrets of the Company or any of its affiliates, as applicable, after any termination of his employment. Severance payments are conditioned upon the U.S. Named Executive Officer’s waiver of any claims against the Company upon termination. In addition, each U.S. Named Executive Officer has agreed not to compete with the business of the Company in the geographic area in which the Company operates for a period of one year following the date of termination (with respect to Messrs. Haverty and Ottensmeyer, other than in the event of a change in control). They have also agreed for a period of one year following the date of termination (with respect to Messrs. Haverty and Ottensmeyer, other than in the event of a change in control) not to (i) divert business from the Company, (ii) accept any business of any customer or prospective customer of the Company with whom the U.S. Named Executive Officer had any contact or association or who was under the U.S. Named Executive Officer’s supervision, or the identity of whom was learned by the U.S. Named Executive Officer as a result of his employment with the Company, whether or not solicited by the U.S. Named Executive Officer or (iii) induce, solicit or cause any employee of the Company to leave the employ of the Company.

Severance Benefits Following a Change in Control

If there were a change in control during the term of the employment agreement, with respect to Messrs. Haverty and Ottensmeyer, the employment, executive capacity, salary and benefits of the U.S. Named Executive Officer would be continued for a three-year period at the same levels in effect on the control change date. During that period, annual salary would be paid at a rate not less than twelve times the highest monthly base salary paid or payable to the U.S. Named Executive Officer in the twelve months immediately prior to the change in control. During such three-year employment period, the U.S. Named Executive Officer also would be eligible to participate in all benefit plans made generally available to executives at his level or to the employees of KCSR, and generally would be eligible to participate in any incentive compensation plan. In addition, KCS and KCSR would use their best efforts to cause all outstanding options held by the U.S. Named Executive Officer to become immediately exercisable on the date of the change in control and, to the extent such options are not vested and are subsequently forfeited, the U.S. Named Executive Officer would receive a lump-sum cash payment within five days after the options are forfeited equal to the difference between the fair market value of the Common Stock underlying the non-vested, forfeited options (determined as of the date the options are forfeited) and the exercise price of the options. In addition, if the amount of contributions or benefits or any incentive compensation was determined on a discretionary basis immediately prior to the control change date:

•	The amount of such contributions or benefits continued would not be less than the average annual amount for the three years prior to the change in control; and

•	Incentive compensation would not be less than 75% of the maximum amount which could have been paid to the Named Executive Officer under the terms of the incentive compensation plan.

Upon the U.S. Named Executive Officer’s involuntary termination of employment (other than for cause) following a change in control (or within two years following the change in control with respect to Messrs. Upchurch and Starling) or voluntary termination of employment (for good reason), within three years (two years with respect to Messrs. Upchurch and Starling) following a change in control, KCSR would pay to the U.S. Named Executive Officer within five days after his termination a lump sum severance payment. The severance payment would equal a percentage of the U.S. Named Executive Officer’s annual base salary multiplied by three (with respect to Messrs. Haverty and Ottensmeyer) or two (with respect to Messrs. Upchurch and Starling). The applicable percentage rate is 167.67% for Mr. Haverty, 175% for Messrs. Starling and Ottensmeyer and 160% for Mr. Upchurch. Messrs. Haverty and Ottensmeyer will also be entitled to a continuation of benefits (other than incentive compensation) for a three-year period at levels in effect immediately prior to the termination of employment. If any benefit plan would not permit continued participation after termination of employment, such U.S. Named Executive Officer would be entitled to a lump sum payment, payable within five days after termination, equal to the amount of benefits he would have received under the plan if he had been fully vested in the average annual contributions or benefits in effect for the three plan years ending prior to the control change date and has been a continuing participant in such plan to the end of the three-year period. Following such three-year period, Mr. Ottensmeyer would also be entitled to continuation of certain health, prescription and dental benefits until attainment of age 60, and both Messrs. Haverty and Ottensmeyer would continue to be entitled to certain health and prescription benefits for the remainder of their life unless such benefits are otherwise provided by a subsequent employer. The cost of such benefits would not exceed the cost of such benefits to active or retired (as applicable) peer executives.

With respect to Messrs. Haverty and Ottensmeyer, a voluntary termination after a change in control is for good reason if it is for any reason listed above in the definition of “good reason” in the context of a resignation after a change in control. A voluntary termination would not be for good reason for purposes of certain change in control benefits unless the U.S. Named Executive Officer complies with the notice provisions in the agreement and KCSR does not remedy the good reason condition.

The employment agreements also provide for payments to each of Messrs. Haverty and Ottensmeyer necessary to relieve them of certain adverse federal income tax consequences if amounts received under the agreements were determined to involve “parachute payments” subject to excise taxes under Section 4999 of the Code.

If any dispute should arise under the employment agreements of Messrs. Haverty and Ottensmeyer after the control change date involving an effort by him to protect, enforce or secure rights or benefits claimed by him, KCSR shall pay promptly upon demand all reasonable expenses incurred by the U.S. Named Executive Officer (including attorneys’ fees) in connection with the dispute, without regard to whether the U.S. Named Executive Officer prevails in the dispute, except that the U.S. Named Executive Officer shall repay KCSR any amounts so received if a court having jurisdiction makes a final, nonappealable determination that he acted frivolously or in bad faith by the dispute.

Severance Benefits for Mr. Zozaya

For 2009, Mr. Zozaya is the only Named Executive Officer employed in Mexico. We are required under Mexican law to provide certain termination benefits to all employees, including any Named Executive Officers, employed in Mexico. We have provided additional termination benefits to Mr. Zozaya, as described below, in order to remain competitive with benefits offered in the local country market, as well as to facilitate our retention and recruitment efforts.

In the event of termination of employment without cause (as defined in Mexican law), or in the event of retirement, Mr. Zozaya would be entitled under Mexican law to receive a payment equal to ninety days of his integrated salary (consisting of base salary plus benefits), plus an additional payment equal to twenty days of integrated salary for each year of service with KCSM. In addition and as required by Mexico law, as of December 31, 2009, Mr. Zozaya would be eligible to receive a seniority premium equal to Ps.1,379.04 per year for each year of service for KCSM (which if converted at a conversion rate of 13.0587 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2009, would equal $105.60 per year). Pursuant to the terms of his employment agreement, Mr. Zozaya is entitled to a severance payment equal to one year’s base salary upon a termination of his employment without cause.

Mr. Zozaya entered into an amendment to his employment agreement in May 2009. Pursuant to the terms of this amendment, in the event of a termination of employment by KCSM without “just cause” or a resignation by Mr. Zozaya for “unjust cause” (as defined is his employment agreement, as amended) within a two year period after a “change in shareholder control” (as defined in his employment agreement, as amended), (a) Mr. Zozaya will be eligible to receive, in addition to any other severance benefits for which he is eligible under Mexican law, a lump sum payment equal to the product of (i) the rate of his annual base salary as of the date of termination, multiplied by (ii) two, and less (iii) the aggregate amount of other severance payments for which he or she is eligible under Mexican law, (b) any unvested or unexercisable equity awards shall become immediately vested or exercisable, as applicable, and (c) Mr. Zozaya will have the opportunity to purchase the executive vehicle assigned to him at the time, in accordance with KCSM’s vehicle policy. In addition, KCSM will transfer the right to Mr. Zozaya to use the telephone number corresponding to the cellular telephone assigned to him by KCSM.

If Mr. Zozaya’s employment with KCSM is terminated, whether or not the termination was for cause, he would receive a payment equal to the value of any earned but unpaid Christmas bonus, vacation premium, food stipend and savings plan balance. The Christmas bonus is paid on a pro rata calendar year basis, while the vacation premium is paid on an annual pro rata basis that commences on each anniversary of the employee’s seniority date. Because the food stipend is paid to Mr. Zozaya on a monthly basis, he is only eligible to receive a pro rata payment of the amount earned but not paid in the month of termination. Finally, Mr. Zozaya would receive a payment equal to the account balance of his savings plan, including all amounts contributed to the plan by the Company.

Mr. Zozaya is not eligible to receive payments upon a voluntary termination or a termination for cause, other than the payment of the earned but unpaid Christmas bonus, vacation premium, food stipend and savings plan balance, as each is described in the immediately preceding paragraph.

Compensatory Plans Providing Benefits Upon Termination of Employment or Change in Control

Certain compensation plans available to the Named Executive Officers have accounts that become vested upon certain events, including: (a) the Named Executive Officer’s retirement, death, disability or certain terminations of employment, (b) a change in control of our Company, or (c) a change in the Named Executive Officer’s responsibilities following a change in control. See the subsection titled “Other compensatory plans that provide benefits on retirement or termination” in the “Compensation Discussion and Analysis” section for a description of the vesting of the accounts upon these certain events.

Trusts Securing the Rights of the Officers, Directors, Employees and Former Employees

We have established a series of grantor trusts that are intended to secure the rights of our officers, directors, employees, former employees and others (each a “Beneficiary”) under various contracts, benefit plans, agreements, arrangements and commitments. The function of each trust is to receive contributions from us and, following a change in control of KCS (as defined by the trust), if we fail to honor certain obligations to a Beneficiary, the trust shall distribute to the Beneficiary amounts accumulated in such Beneficiary’s trust account, or in the general trust account, to discharge such obligations as they become due, to the extent of available trust assets. The trusts require that we be solvent as a condition to making distributions. Trusts have been established with respect to the employment continuation commitments under employment agreements, the Executive Plan, the Directors’ Deferred Fee Plan, indemnification agreements, the 1991 Plan, the 2008 Plan and our charitable contribution commitments, among others. New trusts were executed on March 6, 2006. The new trusts are revocable until a change in control of KCS and will terminate if no such change in control occurs prior to March 6, 2011, unless extended by the Board of Directors. KCSR has established similar trusts tied to any failure by KCSR to honor its obligations to Beneficiaries following a change in control of KCS.

Tables Summarizing Payments Upon Employment Termination

The following tables summarize the estimated payments that would be made under each contract, agreement, plan or arrangement which provides for payments to a Named Executive Officer at, following, or in connection with any termination of employment, including by resignation, retirement, disability, or dismissal or resignation for good reason following a change in control. None of our Named Executive Officers is eligible to receive payments upon a voluntary resignation or a termination for cause (as defined above), except that because Mr. Haverty meets the definition of “retirement” under the 1991 Plan and the 2008 Plan in that he is over 55 years old and has over ten years of service to KCS, he has restricted stock and earned performance shares that are non-forfeitable and would be payable upon a voluntary resignation. In accordance with SEC regulations, we do not report any amount to be provided under any arrangement which does not discriminate in scope, terms or operation in favor of our Named Executive Officers and which is available generally to all salaried employees in the United States. The following tables do not repeat information provided in the Summary Compensation Table or the Outstanding Equity Awards at Year-End Table, except to the extent the amount payable would be enhanced by the termination event.

For purposes of the quantitative disclosure in the following tables, and in accordance with SEC regulations, we have assumed that the termination took place on the last business day of our most recently completed fiscal year, and that the price per share of our Common Stock was $33.29, the closing market price on that date.

	Michael R. Haverty
					Without
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$3,896,936	$774,723
Equity (Intrinsic Value)
Unvested Restricted Stock	$1,808,746	$998,700	$—	$1,808,746	$—
Unvested Performance Shares	$2,361,626	$2,361,626	$2,361,626	$2,361,626	$—
Unvested 401k Contributions	$—	$—	$—	$—	$—
Unexercisable Options	$—	$—	$—	$—	$—
Total	$4,170,372	$3,360,326	$2,361,626	$4,170,372	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$117,515	$—
Total	$—	$—	$—	$117,515	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$30,075	$10,518
Tax Gross-Ups	$—	$—	$—	$—	$—
Total	$—	$—	$—	$30,075	$10,518
Total	$4,170,372	$3,360,326	$2,361,626	$8,214,897	$785,242

	Michael W. Upchurch
					Without
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$1,044,480	$326,400
Equity (Intrinsic Value)
Unvested Restricted Stock	$1,137,985	$844,001	$—	$1,137,985	$—
Unvested Performance Shares	$99,837	$99,837	$—	$99,837	$—
Unvested 401k Contributions	$20,743	$20,743	$—	$—	$—
Total	$1,258,565	$964,581	$—	$1,237,822	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$13,223	$13,223
Tax Gross-Ups	$—	$—	$—	$—	$—
Total	$—	$—	$—	$13,223	$13,223
Total	$1,258,565	$964,581	$—	$2,295,525	$339,623

	David L. Starling
					Without
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$1,785,000	$510,000
Equity (Intrinsic Value)
Unvested Restricted Stock	$1,332,399	$1,005,058	$—	$1,332,399	$—
Unvested Performance Shares	$162,588	$162,588	$—	$162,588	$—
Unvested 401k Contributions	$23,967	$23,967	$—	$—	$—
Total	$1,518,954	$1,191,613	$—	$1,494,987	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$8,414	$8,414
Tax Gross-Ups	$—	$—	$—	$—	$—
Total	$—	$—	$—	$8,414	$8,414
Total	$1,518,954	$1,191,613	$—	$3,288,401	$518,414

	Patrick J. Ottensmeyer
					Without
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$—	$—	$2,032,758	$387,192
Equity (Intrinsic Value)
Unvested Restricted Stock	$1,753,984	$1,480,306	$—	$1,753,984	$—
Unvested Performance Shares	$690,202	$690,202	$—	$690,202	$—
Unvested 401k Contributions	$4,918	$4,918	$—	$4,918	$—
Unexercisable Options	$74,900	$74,900	$—	$74,900	$—
Total	$2,524,004	$2,250,326	$—	$2,524,004	$—
Retirement Benefits
Retiree Medical (Present Value)	$—	$—	$—	$211,268	$—
Total	$—	$—	$—	$211,268	$—
Other Benefits
Health & Welfare (Present Value)	$—	$—	$—	$98,718	$12,294
Tax Gross-Ups	$—	$—	$—	$1,107,347	$—
Total	$—	$—	$—	$1,206,065	$12,294
Total	$2,524,004	$2,250,326	$—	$5,974,095	$399,486

	José Guillermo Zozaya Delano(a)
					Without
				Change in	Cause or
Benefit	Death	Disability	Retirement	Control	Good Reason

Cash Severance	$—	$23,121	$23,121	$668,388	$588,477
Equity (Intrinsic Value)
Unvested Restricted Stock	$1,409,266	$1,135,555	$—	$1,409,266	$—
Unvested Performance Shares	$690,202	$690,202	$—	$690,202	$—
Total	$2,099,468	$1,825,757	$—	$2,099,468	$—
Total	$2,099,468	$1,848,878	$23,121	$2,767,856	$588,477

(a)	Cash severance payments to Mr. Zozaya are paid in Mexican pesos. All cash severance amounts were converted from Mexican pesos at a conversion rate of 13.0587 Mexican pesos per U.S. dollar, the conversion rate reported by Banco de México on December 31, 2009.

STOCKHOLDER PROPOSALS

In November 2008, the Board of Directors of KCS approved an amendment and restatement of our Bylaws to, among other things, clarify and supplement the advance notice requirements that stockholders must follow in order to either make a director nomination or bring any other business at any annual or special meeting of the stockholders, and to explicitly provide that the procedure provided in the Bylaws is the exclusive means for a stockholder to make such nominations or proposals (other than proposals governed by Rule 14a-8 of the federal proxy rules). As amended, the Bylaws provide that to be properly brought before a meeting, a proposal must be either (i) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a stockholder owning at least 1% of the Company’s outstanding stock entitled to the vote at the meeting. In addition, the amended and restated Bylaws (A) expand the required disclosure regarding stockholders making proposals or nominations to include, among other things, disclosure of all ownership interests, class and number of shares owned, hedges, derivative and or short positions, profit interests, options, any voting or dividend rights with respect to any shares of securities of the Company, any material interests of the stockholder (and beneficial owner, if any) in the nomination or proposal, and any other information that would be required in a solicitation of proxies for the nomination or proposal, and (B) require a stockholder nominating a person for election as a director to include in the advance notice certain biographical information about each such nominee, a fully completed Director’s Questionnaire on the form supplied by the Company, a written representation of such nominee as to any voting commitments or related transactions, and an agreement by such nominee to comply with the Company’s corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines.

If a holder of our Common Stock wishes to present a proposal for inclusion in our proxy statement for next year’s annual meeting of stockholders (other than director nominations), such proposal must be received by us on or before November 30, 2010. The proposal must be made in accordance with the applicable laws and rules of the SEC and the interpretations thereof, as well as our Bylaws. Any such proposal should be sent to our Corporate Secretary at P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105).

Director Nominations

Any stockholder who meets the requirements set forth in our Bylaws may submit a director nomination for consideration by the Nominating Committee by complying with the requirements of this section, including: (i) the nomination must be made for an election to be held at a meeting of stockholders at which directors are otherwise to be elected; (ii) the stockholder must be a record owner on the record date for that meeting, and at the meeting, of securities representing at least 1% of the securities entitled to be voted at the meeting for election of directors; (iii) the stockholder must deliver a timely written nomination notice to the office of our Corporate Secretary, providing the information required by this section; and (iv) the nominee must meet the minimum qualifications for directors established by the Board. The qualifications for membership on the Board of Directors is described in the “Director Qualifications, Qualities and Skills” subsection on page 15 above.

With respect to stockholder nominations of candidates for our Board of Directors, our Bylaws provide that not less than 90 days nor more than 150 days prior to the first anniversary date of the preceding year’s annual meeting any stockholder who intends to make a nomination at the current year’s annual meeting shall deliver a notice in writing (the “Stockholder’s Notice”) to our Corporate Secretary setting forth, as to each person whom the stockholder proposes to nominate (i) all information relating to such person required to be disclosed in solicitations of proxies for election of directors, or as otherwise required, pursuant to applicable rules of the SEC or the NYSE; (ii) the nominee’s written consent to be named in the Proxy Statement, to serve as a director and to comply with our rules, guidelines and policies applicable to directors; (iii) the name and address of the stockholder and the telephone number(s) at which we are able to reach the stockholder and the nominee during normal business hours; (iv) the class and number of shares of KCS which are owned beneficially and of record by the stockholder; (v) a fully completed Director’s Questionnaire on the form supplied by us, executed by the nominee; and (vi) such other information as the Nominating Committee reasonably deems relevant, to be provided within such time limits as reasonably imposed by the Nominating Committee; provided, however, that if the annual meeting is to be held more than 30 days before, or more than 60 days after, such anniversary date, notice by the stockholder to be timely must be delivered not earlier than the 150th day prior to the annual meeting and not later than the 15th day following the day on which public announcement of the date of the annual meeting was first made by us. Public announcement is disclosure (i) in any press release distributed by us, (ii) published by us on our website or (iii) included in a document publicly filed by us with the SEC. To be timely for a special stockholders’ meeting at which directors will be elected, a Stockholder’s Notice must be received by our Corporate Secretary’s office not later than the close of business on the 15th day following the day on which we first publicly announce the date of the special meeting. Proposals to nominate directors to be timely for the 2011 annual meeting, if it occurs on May 5, 2011, must be received at our principal executive offices no earlier than December 6, 2010 and no later than February 4, 2011. Further information regarding the qualifications for service on our Board of Directors is provided above under “Director Qualifications, Qualities and Skills.”

No nominee from a stockholder will be considered who was previously submitted for election to the Board of Directors and who failed to receive at least 25% of the votes cast at such election, until a period of three years has passed from the date of such election.

Matters Other than Director Nominations

In addition to any other applicable requirements, for a proposal other than director nominations (other than a proposal requested to be included in the Proxy Statement, as noted above) to be properly brought before the meeting by a stockholder, the stockholder must have given timely notice thereof in writing to our Corporate Secretary. To be timely, such Stockholder’s Notice must be delivered to or mailed and received at our principal executive offices, not less than 45 days nor more than 90 days prior to the meeting; provided, however, that if the meeting is designated by the Board of Directors to be held at a date other than the first Thursday in May and less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, to be timely, the Stockholder’s Notice must be so received not later than the close of business on the 15th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. A Stockholder’s Notice to our Corporate Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address of the stockholder proposing such business, (iii) the class and number of shares of capital stock of KCS which are beneficially owned by the stockholder and the name and address of record under which such stock is held, and (iv) any material interest of the stockholder in such business. Proposals for matters other than director nominations (other than proposals submitted for inclusion in the proxy statement) to be timely for the 2011 annual meeting, if it occurs on May 5, 2011, must be received at our principal executive offices no earlier than February 4, 2011 and no later than March 21, 2011.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and certain other officers and persons who own more than 10 percent of our Common Stock or Preferred Stock (collectively “Reporting Persons”), to file reports of their ownership of such stock and changes in such ownership with the SEC, the NYSE and KCS (the “Section 16 Reports”). Based solely on a review of the Section 16 Reports for 2009 and any amendments thereto furnished to us and written representations from certain of the Reporting Persons, other than as described below, we believe no Reporting Person was late in filing such Section 16 Reports for fiscal year 2009. Paul Weyandt, our Senior Vice President — Finance and Treasurer, filed a Form 4 on January 14, 2010, to report a transaction that occurred on September 25, 2009.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

Pursuant to the rules of the SEC, services that deliver our communications to stockholders that hold their stock through a bank, broker or other nominee holder of record may deliver to multiple stockholders sharing the same address a single copy of our Annual Report and Proxy Statement. We will promptly deliver upon written or oral request a separate copy of the Annual Report and/or Proxy Statement to any stockholder at a shared address to whom a single copy of the documents was delivered. Written requests should be made to Kansas City Southern,

P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if sent by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), Attention: Corporate Secretary’s Office, and oral requests may be made by calling our Corporate Secretary’s Office at (888) 800-3690. Any stockholder who wants to receive separate copies of the Proxy Statement or Annual Report in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact the stockholder’s bank, broker or other nominee holder of record.

OTHER MATTERS

The Board of Directors knows of no other matters that are expected to be presented for consideration at the Annual Meeting. Our Bylaws require that stockholders intending to bring business before an Annual Meeting, including the nomination of candidates for election to the Board of Directors, give timely and sufficient notice to our Secretary in the manner described above. As of the date of this Proxy Statement, no notice of a proposal that we are required to include in this Proxy Statement has been received. However, if other matters properly come before the meeting, it is intended that persons named in the accompanying proxy will vote on them in accordance with their best judgment.

By Order of the Board of Directors

Michael R. Haverty
Chairman of the Board
and Chief Executive Officer

Kansas City, Missouri
March 30, 2010

Our Annual Report includes our annual report on Form 10-K for the year ended December 3l, 2009 (without exhibits) as filed with the SEC. We will furnish without charge upon written request a copy of our annual report on Form 10-K. The annual report on Form 10-K includes a list of all exhibits thereto. We will furnish copies of such exhibits upon written request therefor and payment of our reasonable expenses in furnishing such exhibits. Each such request must include a good faith representation that, as of the Record Date, the person making such request was a beneficial owner of Voting Stock entitled to vote at the Annual Meeting. Such written request should be directed to our Corporate Secretary, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105), (888) 800-3690. Our annual report on Form 10-K for the year ended December 31, 2009 is also available free of charge on our website at www.kcsouthern.com. Through our website, we make available, free of charge, annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, and amendments to those reports, as soon as reasonably practicable after electronic filing or furnishing of these reports with the SEC. The annual report on Form 10-K for the year ended December 31, 2009 with exhibits, as well as other filings by us with the SEC, are also available through the SEC’s Internet site at www.sec.gov. In addition, our corporate governance guidelines, ethics and legal compliance policy, and the charters of our Audit Committee, Finance Committee, Nominating Committee and Compensation Committee are available on our website. These guidelines and charters are available in print to any stockholder who requests them. Written requests may be made to our Corporate Secretary, P.O. Box 219335, Kansas City, Missouri 64121-9335 (or if by express delivery to 427 West 12th Street, Kansas City, Missouri 64105).

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 5:00 a.m., Central Time, on May 6, 2010.

Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/ksu

• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors			B Proposal
1. The Board of Directors recommends a vote FOR the listed nominees.			The Board of Directors recommends a vote FOR proposal 2.
	For	Withhold		For	Against	Abstain	+

01 ____________Lu M. Córdova	☐	☐	2. Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2010.	☐	☐	☐

02 ____________Terrence P. Dunn	☐	☐

03 ____________Antonio O. Garza, Jr.	☐	☐

04 ____________David L. Starling	☐	☐

To cumulate votes for directors, check box at right and indicate number of votes for one or more desired nominees above.		☐	In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.
 C  Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐
 D  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — KANSAS CITY SOUTHERN

ANNUAL MEETING OF STOCKHOLDERS — MAY 6, 2010
This proxy is solicited by the Board of Directors.
Robert J. Druten, Michael R. Haverty and Thomas A. McDonnell, or any one of them, are hereby authorized, with full power of substitution, to vote the shares of stock of Kansas City Southern (“KCS”) entitled to be voted by the stockholder(s) signing this proxy at the Annual Meeting of Stockholders to be held on May 6, 2010, or any adjournment thereof, as specified herein and in their discretion on all other matters that are properly brought before the Annual Meeting.
This proxy, when properly executed, will be voted as directed, or if no choice is specified on a returned card, such proxies will vote “For” the nominees named hereon and “For” proposal 2.
This proxy confers discretionary authority as described, and may be revoked in the manner described, in the Proxy Statement dated March 30, 2010, receipt of which is hereby acknowledged.
Unless authority to vote for any nominee is withheld, authority to vote cumulatively for such nominee will be deemed granted, and if other persons are nominated, this proxy may be voted for less than all the nominees named on the reverse side, in the proxy holders’ discretion, to elect the maximum number of Board recommended nominees.
(Continued, and to be signed on reverse side)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Election of Directors			B	Proposal
1.	The Board of Directors recommends a vote FOR the listed nominees.			The Board of Directors recommends a vote FOR proposal 2.
		For	Withhold			For	Against	Abstain	+

	01 ____________ Lu M. Córdova	☐	☐	2.	Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2010.	☐	☐	☐

	02 ____________ Terrence P. Dunn	☐	☐

	03 ____________ Antonio O. Garza, Jr.	☐	☐

	04 ____________ David L. Starling	☐	☐

To cumulate votes for directors, check box at right and indicate number of votes for one or more desired nominees above.	☐	In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.
 C  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — KANSAS CITY SOUTHERN

ANNUAL MEETING OF STOCKHOLDERS — MAY 6, 2010
This proxy is solicited by the Board of Directors.
Robert J. Druten, Michael R. Haverty and Thomas A. McDonnell, or any one of them, are hereby authorized, with full power of substitution, to vote the shares of stock of Kansas City Southern (“KCS”) entitled to be voted by the stockholder(s) signing this proxy at the Annual Meeting of Stockholders to be held on May 6, 2010, or any adjournment thereof, as specified herein and in their discretion on all other matters that are properly brought before the Annual Meeting.
This proxy, when properly executed, will be voted as directed, or if no choice is specified on a returned card, such proxies will vote “For” the nominees named hereon and “For” proposal 2.
This proxy confers discretionary authority as described, and may be revoked in the manner described, in the Proxy Statement dated March 30, 2010, receipt of which is hereby acknowledged.
Unless authority to vote for any nominee is withheld, authority to vote cumulatively for such nominee will be deemed granted, and if other persons are nominated, this proxy may be voted for less than all the nominees named on the reverse side, in the proxy holders’ discretion, to elect the maximum number of Board recommended nominees.
(Continued, and to be signed on reverse side)

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 5:00 a.m., Central Time, on May 4, 2010.

Vote by Internet
• Log on to the Internet and go to www.envisionreports.com/ksu

• Follow the steps outlined on the secured website.
Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

• Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Voting Instruction Card

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Election of Directors			B Proposal
1. The Board of Directors recommends a vote FOR the listed nominees.			The Board of Directors recommends a vote FOR proposal 2.
	For	Withhold		For	Against	Abstain	+

01 ____________ Lu M. Córdova	☐	☐	2. Ratification of the Audit Committee’s selection of KPMG LLP as our independent registered public accounting firm for 2010.	☐	☐	☐

02 ____________ Terrence P. Dunn	☐	☐

03 ____________ Antonio O. Garza, Jr.	☐	☐

04 ____________ David L. Starling	☐	☐

To cumulate votes for directors, check box at right and indicate number of votes for one or more desired nominees above.		☐	In their discretion, the proxies are authorized to vote upon such other matter or matters that may properly come before the meeting or any adjournment thereof.

NOTE: If you wish to use cumulative voting, you MUST vote your proxy by mail.
 C  Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance
	Mark box to the right if you plan to attend the Annual Meeting.	☐
 D  Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appear. All joint owners should sign. Executors, administrators, trustees, guardians, attorneys-in-fact, and officers of corporate stockholders should indicate the capacity in which they are signing.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.▼

Voting Instruction Card — KANSAS CITY SOUTHERN

ANNUAL MEETING OF STOCKHOLDERS — MAY 6, 2010

This voting instruction card is solicited by the Trustee.
I hereby direct that the voting rights pertaining to shares of stock of Kansas City Southern (“KCS”) held by the Trustee and allocated to my account shall be exercised at the Annual Meeting of Stockholders to be held on May 6, 2010, or any adjournment thereof, as specified hereon and in its discretion on all other matters that are properly brought before the Annual Meeting and matters incidental to such meeting. This voting instruction card, when properly executed, will be voted as directed, or if no choice is specified, such card will be voted “For” the nominees named hereon and “For” proposal 2.
If the voting instruction card is not returned, the Trustee must vote such shares in the same proportions as the shares for which voting instruction cards were received from the plan participants.
CONFIDENTIAL VOTING INSTRUCTIONS TO CHARLES SCHWAB TRUST COMPANY AS TRUSTEE UNDER THE (1) KANSAS CITY SOUTHERN 401(K) AND PROFIT SHARING PLAN, (2) KANSAS CITY SOUTHERN EMPLOYEE STOCK OWNERSHIP PLAN OR (3) GATEWAY WESTERN RAILWAY UNION 401(K) PLAN.
(Continued, and to be signed on reverse side)